EXHIBIT 2.1


                    PLAN OF MERGER AND ACQUISITION AGREEMENT



                        DATED EFFECTIVE NOVEMBER 1, 1999



                                  BY AND AMONG

                              TRISTAR CORPORATION,

                             TRISTAR USA, INC., AND

                          FRAGRANCE IMPRESSIONS LIMITED

                               TABLE OF CONTENTS


1.    GENERAL DEFINITIONS..................................................-1-
      1.1   "ACCOUNTS RECEIVABLE"..........................................-1-
      1.2   "AFFILIATE"....................................................-1-
      1.3   "ARTICLE" .....................................................-2-
      1.4   "ASSETS".......................................................-2-
      1.5   "ASSOCIATE"....................................................-2-
      1.6   "ATTORNEYS' FEES"..............................................-2-
      1.7   "AUTHORIZATION"................................................-2-
      1.8   "BALANCE SHEET DATE"...........................................-2-
      1.9   "BEST KNOWLEDGE"...............................................-2-
      1.10  "BRIDGEPORT LEASE AMENDMENT"...................................-2-
      1.11  "BUSINESS".....................................................-2-
      1.12  "BUSINESS DAY".................................................-2-
      1.13  "CALCULATION DATE".............................................-2-
      1.14  "CASH CONSIDERATION"...........................................-2-
      1.15  "CATAPANO".....................................................-2-
      1.16  "CATAPANO OBLIGATIONS".........................................-2-
      1.17  "CERCLA".......................................................-3-
      1.18  "CLOSING"......................................................-3-
      1.19  "CLOSING DATE".................................................-3-
      1.20  "CODE".........................................................-3-
      1.21  "COMPENSATION AGREEMENTS"......................................-3-
      1.22  "CONTRACTS"....................................................-3-
      1.23  "CONTROL"......................................................-3-
      1.24  "DAMAGES"......................................................-3-
      1.25  "DAVIS"........................................................-3-
      1.26  "DAVIS NOTE"...................................................-3-
      1.27  "DAVIS RELEASE"................................................-3-
      1.28  "DISCLOSURE SCHEDULE"..........................................-3-
      1.29  "EARN-OUT".....................................................-3-
      1.30  "EARN-OUT PERIOD"..............................................-3-
      1.31  "ECKERD".......................................................-3-
      1.32  "ECKERD GROSS SALES"...........................................-3-
      1.33  "EFFECTIVE TIME"...............................................-4-
      1.34  "ENCUMBRANCE"..................................................-4-
      1.35  "ENVIRONMENTAL LAWS"...........................................-4-
      1.36  "ERISA"........................................................-4-
      1.37  "EXCHANGE ACT".................................................-4-
      1.38  "FALKOWSKI"....................................................-4-
      1.39  "FALKOWSKI OBLIGATIONS"........................................-4-
      1.40  "FINANCIAL STATEMENTS".........................................-4-
      1.41  "FIRST PERIOD GROSS SALES".....................................-5-
      1.42  "FRIEDMAN".....................................................-5-
      1.43  "FRIEDMAN NOTE"................................................-5-
      1.44  "FRIEDMAN OBLIGATIONS".........................................-5-
      1.45  "FRIEDMAN RELEASE".............................................-5-
      1.46  "GEORGE LUBY"..................................................-5-
      1.47  "GOVERNMENTAL AUTHORITY".......................................-5-

      1.48  "GOVERNMENTAL REQUIREMENT".....................................-5-
      1.49  "GROSS SALES"..................................................-5-
      1.50  "INDUCEMENT AGREEMENTS"........................................-5-
      1.51  "INTELLECTUAL PROPERTY"........................................-5-
      1.52  "IRS"..........................................................-6-
      1.53  "KEY EMPLOYEES"................................................-6-
      1.54  "LUBY".........................................................-6-
      1.55  "LUBY OBLIGATIONS".............................................-6-
      1.56  "MATERIAL ADVERSE EFFECT"......................................-6-
      1.57  "MCCANN".......................................................-6-
      1.58  "MERGER CONSIDERATION".........................................-6-
      1.59  "MERGER DOCUMENTS".............................................-6-
      1.60  "NON-OFFSET PROMISSORY NOTE" and "NON-OFFSET PROMISSORY NOTES".-7-
      1.61  "OFFSET PROMISSORY NOTE" and "OFFSET PROMISSORY NOTES".........-7-
      1.62  "PBGC".........................................................-7-
      1.63  "PEOPLE'S BANK"................................................-7-
      1.64  "PEOPLE'S BANK LOAN AGREEMENT".................................-7-
      1.65  "PEOPLE'S BANK NOTES"..........................................-7-
      1.66  "PEOPLE'S BANK RELEASE"........................................-7-
      1.67  "PERMITTED ENCUMBRANCES".......................................-7-
      1.68  "PERSON".......................................................-7-
      1.69  "PROMISSORY NOTE" and "PROMISSORY NOTES".......................-7-
      1.70  "PURCHASER STOCK"..............................................-7-
      1.71  "RCRA".........................................................-8-
      1.72  "REDUCTION"....................................................-8-
      1.73  "REFERENCE BALANCE SHEET"......................................-8-
      1.74  "SCHEDULE".....................................................-8-
      1.75  "SEC"..........................................................-8-
      1.76  "SEC DOCUMENTS"................................................-8-
      1.77  "SECOND PERIOD GROSS SALES" ...................................-8-
      1.78  "SECTION"......................................................-8-
      1.79  "SECURITIES"...................................................-8-
      1.80  "SECURITIES ACT"...............................................-8-
      1.81  "SECURITIES LAWS"..............................................-8-
      1.82  "SELLER STOCK".................................................-8-
      1.83  "SELLER STOCK CERTIFICATE".....................................-8-
      1.84  "SKU"..........................................................-8-
      1.85  "SKU SALES"....................................................-8-
      1.86  "STOCK OPTION" and "STOCK OPTIONS".............................-8-
      1.87  "SUBSIDIARY"...................................................-8-
      1.88  "SURVIVING CORPORATION"........................................-9-
      1.89  "TAXES"........................................................-9-
      1.90  "TAX RETURNS"..................................................-9-
      1.91  "TRISTAR MEMBER"...............................................-9-
      1.92  "TRISTAR STOCK"................................................-9-
      1.93  "WALSWORTH"....................................................-9-
      1.94  "WALSWORTH OBLIGATIONS"........................................-9-
      1.95  "WALSWORTH RELEASE"............................................-9-
      1.96  "WASTE MATERIALS"..............................................-9-

2.    MERGER...............................................................-9-
      2.1   THE MERGER.....................................................-9-
      2.2   SURVIVING CORPORATION.........................................-10-
      2.3   LIABILITIES...................................................-10-
      2.4   CERTIFICATE OF INCORPORATION AND BYLAWS.......................-10-
      2.5   DIRECTORS AND OFFICERS........................................-10-
      2.6   CONVERSION OR CANCELLATION OF STOCK UPON MERGER...............-10-
      2.7   EARN-OUT......................................................-11-
      2.8   EXCHANGE PROCEDURES...........................................-14-
      2.9   AGREEMENTS REGARDING CERTAIN EXISTING LIABILITIES OF SELLER...-14-
      2.10  STAY INCENTIVE BONUS..........................................-15-
      2.11  PURCHASE PRICE ADJUSTMENT.....................................-16-
      2.12  PROMISSORY NOTE TO GEORGE LUBY................................-17-

3.    CLOSING; CLOSING DATE...............................................-17-

4.    REPRESENTATIONS AND WARRANTIES OF SELLER............................-17-
      4.1   INCORPORATION.................................................-18-
      4.2   SHARE CAPITAL.................................................-18-
      4.3   FINANCIAL STATEMENTS..........................................-19-
      4.4   EVENTS SINCE THE BALANCE SHEET DATE...........................-20-
      4.5   COMPETING INTERESTS...........................................-20-
      4.6   TAXES.........................................................-21-
      4.7   EMPLOYEE MATTERS..............................................-22-
      4.8   CONTRACTS AND AGREEMENTS......................................-22-
      4.9   EFFECT OF AGREEMENT...........................................-25-
      4.10  PROPERTIES, ASSETS AND LEASEHOLD ESTATES......................-26-
      4.11  INTELLECTUAL PROPERTY.........................................-27-
      4.12  SUITS, ACTIONS AND CLAIMS.....................................-28-
      4.13  LICENSES AND PERMITS; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS.-28-
      4.14  AUTHORIZATION.................................................-28-
      4.15  RECORDS.......................................................-29-
      4.16  ENVIRONMENTAL PROTECTION LAWS.................................-29-
      4.17  ACCOUNTS RECEIVABLE...........................................-30-
      4.18  BROKERS AND FINDERS...........................................-30-
      4.19  DEPOSITS......................................................-31-
      4.20  WORK ORDERS...................................................-31-
      4.21  CUSTOMER LIST.................................................-31-
      4.22  SUPPLIER LIST.................................................-31-
      4.23  NO ROYALTIES..................................................-31-
      4.24  BANK ACCOUNTS.................................................-31-
      4.25  INSURANCE.....................................................-31-
      4.26  EMPLOYEE BENEFIT MATTERS......................................-32-
      4.27  WARRANTIES AND PRODUCT LIABILITY..............................-34-
      4.28  SECURITIES LAWS MATTERS.......................................-34-
      4.29  MONETARY OBLIGATIONS TO CERTAIN INDIVIDUALS...................-36-
      4.30  NAMES USED IN BUSINESS........................................-36-
      4.31  NO UNTRUE STATEMENTS..........................................-36-

5.    REPRESENTATIONS AND WARRANTIES OF THE TRISTAR PARTIES...............-37-

      5.1   PURCHASER INCORPORATION.......................................-37-
      5.2   AUTHORIZATION.................................................-37-
      5.3   BROKERS AND FINDERS...........................................-37-
      5.4   SEC DOCUMENTS.................................................-37-
      5.5   RULE 144 REPORTING............................................-38-

6.    NATURE OF STATEMENTS AND SURVIVAL OF GUARANTEES, REPRESENTATIONS AND
      WARRANTIES OF SELLER AND THE TRISTAR PARTIES........................-38-

7.    TAX TREATMENT.......................................................-39-

8.    COVENANTS OF SELLER PRIOR TO CLOSING................................-39-
      8.1   GENERAL AFFIRMATIVE COVENANTS.................................-39-
      8.2   GENERAL NEGATIVE COVENANTS....................................-40-
      8.3   ACCESS TO INFORMATION AND INSPECTION OF PROPERTIES............-41-
      8.4   PUBLICITY.....................................................-41-
      8.5   GOVERNMENT FILINGS............................................-41-
      8.6   CONSENT OF OTHERS.............................................-42-
      8.7   NO TRANSFER OF ASSETS.........................................-42-
      8.8   NOTICE OF DEVELOPMENTS........................................-42-

9.    COVENANTS OF THE TRISTAR PARTIES PRIOR TO CLOSING...................-42-
      9.1   GENERAL AFFIRMATIVE COVENANTS.................................-42-
      9.2   PUBLICITY.....................................................-43-
      9.3   GOVERNMENT FILINGS............................................-43-
      9.4   CONSENT OF OTHERS.............................................-43-
      9.5   NOTICE OF DEVELOPMENTS........................................-43-

10.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRISTAR PARTIES..........-43-
      10.1  OPINION OF COUNSEL FOR SELLER.................................-43-
      10.2  RESOLUTIONS...................................................-44-
      10.3  ACCURACY OF REPRESENTATIONS AND WARRANTIES AND FULFILLMENT
            OF COVENANTS..................................................-44-
      10.4  MERGER DOCUMENTS..............................................-44-
      10.5  EMPLOYMENT ARRANGEMENTS.......................................-44-
      10.6  NO GOVERNMENTAL ACTIONS.......................................-44-
      10.7  NO ADVERSE CHANGE.............................................-44-
      10.8  NOTICES AND CONSENTS..........................................-44-
      10.9  INDUCEMENT AGREEMENTS.........................................-45-
      10.10 TERMINATION OF CONTRACTS......................................-45-
      10.11 RELEASES......................................................-45-
      10.12 BRIDGEPORT FACILITY...........................................-45-
      10.13 INVESTOR QUESTIONNAIRE........................................-45-
      10.14 OTHER DOCUMENTS...............................................-45-
      10.15 WALSWORTH AGREEMENT...........................................-46-
      10.16 OUTSTANDING PROMISSORY NOTE...................................-46-

11.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.......................-46-
      11.1  OPINION OF COUNSEL............................................-46-
      11.2  RESOLUTIONS...................................................-46-
      11.3  ACCURACY OF REPRESENTATIONS AND WARRANTIES AND FULFILLMENT
            OF COVENANTS..................................................-46-

      11.4  MERGER DOCUMENTS..............................................-46-
      11.5  CASH CONSIDERATION, PROMISSORY NOTES AND MONETARY OBLIGATIONS.-46-
      11.6  COMPENSATION AGREEMENTS.......................................-47-
      11.7  BRIDGEPORT LEASE AMENDMENT....................................-47-
      11.8  PEOPLE'S BANK DEBT............................................-47-
      11.9  WALSWORTH OPTION..............................................-47-
      11.10 OTHER DOCUMENTS...............................................-47-

12.   SPECIAL CLOSING AND POST-CLOSING COVENANTS..........................-47-
      12.1  TERMINATION OF AGREEMENTS.....................................-47-
      12.2  FURTHER ASSURANCES............................................-47-

13.   OFFSET PROVISIONS...................................................-47-

14.   TERMINATION.........................................................-48-
      14.1  MUTUAL CONSENT................................................-48-
      14.2  FAILURE OF CONDITIONS.........................................-48-
      14.3  FAILURE TO CLOSE..............................................-49-

15.   NOTICES.............................................................-49-

16.   GENERAL PROVISIONS..................................................-50-
      16.1  GOVERNING LAW; INTERPRETATION; SECTION HEADINGS...............-50-
      16.2  SEVERABILITY..................................................-50-
      16.3  ENTIRE AGREEMENT..............................................-50-
      16.4  BINDING EFFECT................................................-50-
      16.5  THIRD-PARTY BENEFICIARIES.....................................-51-
      16.6  ASSIGNMENT....................................................-51-
      16.7  AMENDMENT; WAIVER.............................................-51-
      16.8  GENDER; NUMBERS...............................................-51-
      16.9  COUNTERPARTS..................................................-51-
      16.10 TELECOPY EXECUTION AND DELIVERY...............................-51-
      16.11 EXPENSES......................................................-52-
      16.12 ARBITRATION...................................................-52-
      16.13 REVIEW OF COUNSEL.............................................-53-

                   PLAN OF MERGER AND ACQUISITION AGREEMENT


      THIS PLAN OF MERGER AND ACQUISITION AGREEMENT (this "AGREEMENT") is made and entered into this 10 day of November, 1999, to be effective November 1, 1999, by and among (i) Fragrance Impressions Limited, a Connecticut corporation ("Seller"), (ii) Tristar Corporation, a Delaware corporation ("TRISTAR"), and
(iii) Tristar USA, Inc., a Delaware corporation and a subsidiary of Tristar ("PURCHASER", and together with Tristar, the "TRISTAR PARTIES").

                             W I T N E S S E T H :

      WHEREAS, Tristar is primarily in the business of marketing and distributing designer alternative fragrances, cosmetics and bath and body products;

      WHEREAS, in connection with the transactions contemplated by this Agreement, Tristar previously caused Purchaser to be organized and to issue to Tristar all of the issued and outstanding shares of capital stock of Purchaser;

      WHEREAS, Seller is in the business of marketing and distributing designer alternative fragrances, cosmetics and bath and body products (the "BUSINESS");

      WHEREAS, the respective boards of directors of Purchaser and Seller and the shareholders of Seller and Purchaser have voted to approve the merger of Seller with and into Purchaser (the "MERGER") pursuant to the terms and subject to the conditions of this Agreement; and

      WHEREAS, this Agreement is intended to qualify under Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE");

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that Seller shall be merged with and into Purchaser and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth:

      1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

      1.1 "ACCOUNTS RECEIVABLE" has the meaning assigned thereto in SECTION
4.17.

      1.2 "AFFILIATE" of any Person means any Person Controlling, Controlled by or under common Control with such Person.

      1.3 "ARTICLE" and all references to an Article means an Article of this Agreement unless otherwise stated.

      1.4 "ASSETS" means the assets, properties and rights of a Person of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, whether or not reflected in the books and records of such Person as owned by such Person.

      1.5 "ASSOCIATE" has the meaning assigned thereto in SECTION 4.5.

      1.6 "ATTORNEYS' FEES" means an amount of the Cash Consideration not to exceed $73,000.00.

      1.7 "AUTHORIZATION" means any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

      1.8 "BALANCE SHEET DATE" has the meaning assigned thereto in SECTION 4.3.

      1.9 "BEST KNOWLEDGE" means both what a Person knew as well as what the Person should have known had the person exercised reasonable diligence appropriate under existing circumstances. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors and officers of the Person.

      1.10 "BRIDGEPORT LEASE AMENDMENT" has the meaning assigned thereto in
SECTION 10.12.

      1.11 "BUSINESS" has the meaning assigned thereto in the recitals hereto.

      1.12 "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which federally chartered commercial banks in San Antonio, Texas are authorized or required by law to close.

      1.13 "CALCULATION DATE" has the meaning assigned thereto in SECTION 2.7.

      1.14 "CASH CONSIDERATION" has the meaning assigned thereto in SECTION 2.6.

      1.15 "CATAPANO" means Robert Catapano, an individual, currently Vice President and Chief Financial Officer of Seller.

      1.16 "CATAPANO OBLIGATIONS" means the monetary obligations described in
SECTION 2.9(A) that are due to Catapano.

      1.17 "CERCLA" means the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

      1.18 "CLOSING" has the meaning assigned thereto in ARTICLE 3.

      1.19 "CLOSING DATE" has the meaning assigned thereto in ARTICLE 3.

      1.20 "CODE" means the Internal Revenue Code of 1986, as amended.

      1.21 "COMPENSATION AGREEMENTS" has the meaning assigned thereto in SECTION 10.5.

      1.22 "CONTRACTS" has the meaning assigned thereto in SECTION 4.8(C).

      1.23 "CONTROL" and all derivations thereof means the ability to either (a) vote (or direct the vote of) 50% or more of the voting interests in any Person or (b) direct the affairs of another, whether through voting power, contract or otherwise.

      1.24 "DAMAGES" means any and all liabilities, losses, damages, demands, assessments, punitive damages, loss of profits, refund obligations (including, without limitation, interest and penalties thereon) claims of any and every kind whatsoever, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating, prosecuting and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and reasonable expenses and all reasonable fees and reasonable expenses of consultants and other professionals)).

      1.25 "DAVIS" means Mel Davis, an individual, currently a consultant to the Seller.

      1.26 "DAVIS NOTE" means that certain promissory note dated June 30, 1997, in the stated principal amount of $87,500, issued by Seller to Mel Davis.

      1.27 "DAVIS RELEASE" has the meaning assigned thereto in SECTION 10.11.

      1.28 "DISCLOSURE SCHEDULE" has the meaning assigned thereto in ARTICLE 4.

      1.29 "EARN-OUT" has the meaning assigned thereto in SECTION 2.7.

      1.30 "EARN-OUT PERIOD" has the meaning assigned thereto in SECTION 2.7.

      1.31 "ECKERD"means Eckerd Corporation, a Delaware corporation.

      1.32 "ECKERD GROSS SALES"means the total gross revenues earned by the Seller and the Surviving Corporation by selling product to Eckerd from January 1, 1999 through December 31,

1999, as determined in accordance with generally accepted accounting principles and historical accounting practices of Seller, consistently applied.

      1.33 "EFFECTIVE TIME" means the time at which a properly executed certificate of merger in substantially the form attached hereto as EXHIBIT 1.33(A) (together with other documents required by law to effect the Merger) has been filed with the Secretary of State of Delaware, properly executed Articles of Merger in substantially the form attached hereto as EXHIBIT 1.33(B) (together with other documents required by law to effect the Merger) has been filed with the Secretary of State of Connecticut and such other documents and instruments have been filed in any other jurisdiction where such an article or certificate of merger is required.

      1.34 "ENCUMBRANCE" means any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

      1.35 "ENVIRONMENTAL LAWS" means any and all applicable laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment heretofore or currently in effect in any and all jurisdictions in which Seller is conducting or at any time has conducted business, or where any of the Assets are located, or where any hazardous substances generated by or disposed of by Seller are located. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and all other applicable laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Authority relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The terms "hazardous substance", "release" and "threatened release" has the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") has the meanings specified in RCRA.

      1.36 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.37 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      1.38 "FALKOWSKI" means Robert Falkowski, an individual, currently the Regional Sales Manager of Seller.

      1.39 "FALKOWSKI OBLIGATIONS" means the monetary obligations described in
SECTION 2.9(A) that are due to Falkowski.

      1.40 "FINANCIAL STATEMENTS" has the meaning assigned thereto in SECTION
4.3.



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
      1.41 "FIRST PERIOD GROSS SALES" has the meaning assigned thereto in
SECTION 2.7.

      1.42 "FRIEDMAN" means Jack Friedman, an individual, currently a creditor of Seller.

      1.43 "FRIEDMAN NOTE" means that certain promissory note dated September 27, 1995, in the stated principal amount of $1,000,000, issued by Seller to Friedman.

      1.44 "FRIEDMAN OBLIGATIONS" means the monetary obligations described in
SECTION 2.9(C) that are due to Friedman.

      1.45 "FRIEDMAN RELEASE" has the meaning assigned thereto in SECTION 10.11.

      1.46 "GEORGE LUBY" means George Luby, an individual, currently Chairman of the Board of Directors of Seller.

      1.47 "GOVERNMENTAL AUTHORITY" means any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

      1.48 "GOVERNMENTAL REQUIREMENT" means any and all applicable laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority in effect as of the Effective Time.

      1.49 "GROSS SALES" means the total gross revenues earned by the Surviving Corporation by selling product during the applicable Earn-Out Period, as determined in accordance with generally accepted accounting principles and historical accounting practices of Seller, consistently applied with periods prior to the Effective Time, which shall include SKU Sales.

      1.50 "INDUCEMENT AGREEMENTS" has the meaning assigned thereto in SECTION 10.9.

      1.51  "INTELLECTUAL PROPERTY" means:

            (a) all of Seller's patents and applications therefor, including, but not limited to, all divisions, reissues, substitutions, reexaminations, continuations, continuations-in-part and extensions thereof;

            (b) all of Seller's inventions, whether or not patentable, including, but not limited to, all new developments and inventions, as well as all improvements on prior inventions regardless of prior inventorship; and

            (c) all of Seller's know-how and work product, regardless of form and whether tangible or intangible, including, but not limited to, (i) invention and laboratory notebooks, (ii) source codes and object codes, (iii) system designs, system specifications, flow charts, test data, records and journals,
(iv) blueprints, drawings and photographs, (v) research and engineering reports, including any models or other hardware, (vi) licensing, marketing or development analysis, and (vii) customer or prospective customer lists;

            (d) all of Seller's copyright interests regardless of actual or potential registrability, and including moral rights, rights of publication and rights of attribution and integrity;

            (e) all of Seller's trademark or service mark interests, together with all of the goodwill of the business associated therewith and represented thereby;

            (f)   all of Seller's trade secrets; and

            (g) all of Seller's other intellectual property and other proprietary interests, whether or not identifiable as of the date of execution hereof, relating to, or used in connection with, the Business.

      1.52 "IRS" means the Internal Revenue Service.

      1.53 "KEY EMPLOYEES" has the meaning assigned thereto in SECTION 2.9.

      1.54 "LUBY" means Robert Luby, an individual, currently a Vice President of Seller.

      1.55 "LUBY OBLIGATIONS" means the monetary obligations described in
SECTION 2.9(A) that are due to Luby.

      1.56 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the Business, Assets, properties, operations, condition (financial or otherwise) or results of operations of Seller, the Surviving Corporation, the Tristar Parties or Tristar's Subsidiaries, as applicable.

      1.57 "MCCANN" means Thomas E. McCann, an individual, currently the President of Seller.

      1.58 "MERGER CONSIDERATION" has the meaning assigned thereto in SECTION
2.6.

      1.59 "MERGER DOCUMENTS" has the meaning assigned thereto in SECTION 2.1.

      1.60 "NON-OFFSET PROMISSORY NOTE" and "NON-OFFSET PROMISSORY NOTES" each has the meaning assigned thereto in SECTION 2.6.

      1.61 "OFFSET PROMISSORY NOTE" and "OFFSET PROMISSORY NOTES" each has the meaning assigned thereto in SECTION 2.6.

      1.62 "PBGC" has the meaning assigned thereto in SECTION 4.26(D).

      1.63 "PEOPLE'S BANK" means People's Bank whose address is 850 Main Street, Bridgeport Center, Bridgeport, Connecticut 06604.

      1.64 "PEOPLE'S BANK LOAN AGREEMENT" means that certain First Amended and Restated Loan and Security Agreement dated February 4, 1999, amending and restating that certain Revolving Loan and Security Agreement dated July 29, 1995, each by and between People's Bank and Seller.

      1.65 "PEOPLE'S BANK NOTES" means that certain First Amended and Restated Revolving Promissory Note dated February 4, 1999, in the stated principal amount of $5,693,000, issued by Seller to People's Bank and that certain Promissory Note dated May 28, 1996, in the stated principal amount of $45,000, issued by Seller to People's Bank.

      1.66 "PEOPLE'S BANK RELEASE" has the meaning assigned thereto in SECTION 10.11.

      1.67 "PERMITTED ENCUMBRANCES" means (a) Encumbrances for current taxes and assessments not yet past due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are reflected in the Financial Statements, all of which Encumbrances are set forth on SCHEDULE 1.67, (b) mechanics and materialmen Encumbrances for construction in progress whether or not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, (c) workmen, repairmen, warehousemen, carriers, lessors and operators Encumbrances arising in the ordinary course of business whether or not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, and
(d) easements, including agreements and deeds of easement, and other minor imperfections of title which could not have a Material Adverse Effect.

      1.68 "PERSON" means any natural person, any Governmental Authority and any entity, the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

      1.69 "PROMISSORY NOTE" and "PROMISSORY NOTES" each has the meaning assigned thereto in SECTION 2.6.

      1.70 "PURCHASER STOCK" means the common stock, $.01 par value, of Purchaser.

      1.71 "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

      1.72 "REDUCTION" has the meaning assigned thereto in SECTION 2.7.

      1.73 "REFERENCE BALANCE SHEET" has the meaning assigned thereto in SECTION 4.3.

      1.74 "SCHEDULE" and all references to Schedules means the Schedules to this Agreement unless otherwise stated and includes the Disclosure Schedule. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

      1.75 "SEC" means the United States Securities and Exchange Commission.

      1.76 "SEC DOCUMENTS" has the meaning assigned thereto in SECTION 5.4.

      1.77 "SECOND PERIOD GROSS SALES" has the meaning assigned thereto in
SECTION 2.7.

      1.78 "SECTION" and all references to a Section means the Section of this Agreement unless otherwise stated.

      1.79 "SECURITIES" has the meaning assigned thereto in SECTION 4.28(A).

      1.80 "SECURITIES ACT" means the Securities Act of 1933, as amended.

      1.81 "SECURITIES LAWS" has the meaning assigned thereto in SECTION
4.28(A).

      1.82  "SELLER STOCK" means the common stock, par value $1.00, of Seller.

      1.83 "SELLER STOCK CERTIFICATE" means each stock certificate representing shares of Seller Stock.
      1.84 "SKU" stands for "stock keeping unit" and means each separate size and formulation of single products and multi-product packages offered for sale to customers.

      1.85 "SKU SALES" means all sales by Tristar or an Affiliate of Tristar to existing customers of existing SKUs of Seller and any new customers in the chain drug, mass merchants, supermarket chains and speciality chain markets with respect to existing or new SKUs of Seller.

      1.86 "STOCK OPTION" and "STOCK OPTIONS" each has the meaning assigned thereto in SECTION 2.6.

      1.87 "SUBSIDIARY" means, with respect to any Person (the "PARENT"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

      1.88 "SURVIVING CORPORATION" means the corporation existing at and after the Effective Time as a result of the Merger.

      1.89 "TAXES" means any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to tax, fines, interest and similar charges thereon or related thereto.

      1.90 "TAX RETURNS" means all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

      1.91 "TRISTAR MEMBER" means the Tristar Parties and the Surviving Corporation.

      1.92  "TRISTAR STOCK" means the common stock, $.01 par value, of Tristar.

      1.93 "WALSWORTH" means Ron Walsworth, an individual, currently a consultant to the Seller.

      1.94 "WALSWORTH OBLIGATIONS" means the monetary obligations described in
SECTION 2.9(B) that are due to Walsworth.

      1.95 "WALSWORTH RELEASE" has the meaning assigned thereto in SECTION
10.11.

      1.96 "WASTE MATERIALS" means any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

      2.    MERGER.

      2.1 THE MERGER. Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Purchaser in accordance with all applicable laws, with Purchaser being the Surviving Corporation. Purchaser and Seller shall cause a certificate of merger to be filed with the Secretary of State of Delaware, articles of merger to be filed with the Secretary of State of Connecticut and such other documents and instruments to be filed in any other jurisdiction where such a certificate or articles of merger is required, within two Business Days after the Closing Date, unless legally prohibited from doing so (the certificate of merger, the articles of merger and all other such documents and instruments referenced in this Section, the "MERGER DOCUMENTS"). The Merger shall be effective at the Effective Time.

      2.2 SURVIVING CORPORATION. From and after the Effective Time, the Surviving Corporation shall have the name Tristar USA, Inc. and shall possess all Assets and every interest in the Assets, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Seller and Purchaser, and all debts and all other things in action or belonging or due to each of Seller and Purchaser, all of which shall be vested in the Surviving Corporation without further act or deed, and title to any real estate or any interest in the real estate vested in either Seller or Purchaser shall not revert or in any way be impaired.

      2.3 LIABILITIES. The Surviving Corporation shall be liable for all the debts, liabilities and duties of each of Seller and Purchaser. Any action or proceeding pending, by or against either Seller or Purchaser, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all the rights of creditors of each of Seller and Purchaser shall be preserved unimpaired, and all liens upon the property of each of Seller and Purchaser shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

      2.4 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation and bylaws of Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

      2.5 DIRECTORS AND OFFICERS. The directors and officers of Purchaser immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

      2.6 CONVERSION OR CANCELLATION OF STOCK UPON MERGER. In consideration for the Merger and the non-competition, non-solicitation and non-disclosure agreements in the Inducement Agreements and the other covenants and agreements of the shareholders of Seller in the Inducement Agreements, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Seller Stock, or the holder of the shares of Purchaser Stock,
(a) the aggregate Seller Stock outstanding immediately before the Effective Time shall be converted into the right to receive (i) cash in the aggregate amount of $350,000 (the "CASH CONSIDERATION"), (ii) promissory notes (each a "PROMISSORY NOTE" and collectively, the "PROMISSORY NOTES") in the aggregate principal amount of $3,050,000 issued by Purchaser and Tristar, as joint and several co-makers, and (iii) options (each a "STOCK OPTION" and collectively, the "STOCK OPTIONS") to purchase in the aggregate 100,000 shares of Tristar Stock at an exercise price equal to $5.82, each in substantially the form attached hereto as
EXHIBIT 2.6(A) (the Cash Consideration, the Promissory

Notes, the Stock Options and the Earn-Out are collectively referred to herein as the "MERGER CONSIDERATION"), and (b) each share of Purchaser Stock outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation. At the Closing, the Cash Consideration less the Attorneys' Fees shall be paid to the shareholders of Seller as set forth in SCHEDULE 2.6 by wire transfer of immediately available funds to the account designated on SCHEDULE 2.6 for the shareholder entitled thereto, Purchaser shall issue a Promissory Note (such Promissory Note hereinafter referred to as an "OFFSET PROMISSORY NOTE") to each shareholder of Seller identified on SCHEDULE 2.6 as receiving an Offset Promissory Note, each such Offset Promissory Note to be in substantially the form attached hereto as
EXHIBIT 2.6(B) and in the stated principal amount as set forth in SCHEDULE 2.6, Purchaser shall issue a Promissory Note (such Promissory Note hereinafter referred to as a "NON-OFFSET PROMISSORY NOTE") to each shareholder of Seller identified on SCHEDULE 2.6 as receiving a Non-Offset Promissory Note, each such Non-Offset Promissory Note to be in substantially the form attached hereto as
EXHIBIT 2.6(C) and in the stated principal amount as set forth in SCHEDULE 2.6, Tristar shall issue a Stock Option to each shareholder of Seller exercisable for the amount of Tristar Stock as set forth in SCHEDULE 2.6, and the Attorneys' Fees shall be paid as set forth on SCHEDULE 2.6.

      2.7   EARN-OUT.

            (a) GENERALLY. As of January 1, 2001 and again as of January 1, 2002 (each such date, a "CALCULATION DATE"), the Surviving Corporation shall determine its Gross Sales for the immediately preceding 12-month period (each such period, an "EARN-OUT PERIOD"). If as of the Calculation Date, the Gross Sales of the Surviving Corporation for such Earn-Out Period exceed the amounts set forth below, then, as additional consideration for the Merger, Seller Stock outstanding immediately before the Effective Time shall be deemed to have been converted into the right to receive cash (the "EARN-OUT") in the amount set forth below opposite the level of Gross Sales achieved for such Earn-Out Period. The aggregate maximum Earn-Out for the two Earn-Out Periods shall be $645,000.

            GROSS SALES                      EARN-OUT

      Less than $13,200,000                  $0

      Greater than $13,200,000 but           12.5% of any excess amount over
      less than $14,200,000                  $13,200,000

      Greater than $14,200,000 but           $125,000 PLUS 14.5% of any excess
      less than $15,200,000                  amount over $14,200,000

      Greater than $15,200,000 but           $270,000 PLUS 17.5% of any excess
      less than $16,200,000                  amount over $15,200,000

      Greater than $16,200,000               $445,000 PLUS 20% of any excess
                                             amount over $16,200,000, up
                                             to a maximum of $645,000

      If as of the Calculation Date, the Gross Sales of the Surviving Corporation for such Earn-Out Period are less than the amounts set forth below, then the Tristar Parties shall be entitled to reduce the principal and interest payments due on the Offset Promissory Notes by the amount set forth below opposite the level of Gross Sales achieved for such Earn-Out Period (the "REDUCTION"). The aggregate maximum Reduction for the two Earn-Out Periods shall be $645,000.

            GROSS SALES                      REDUCTION

      $13,200,000 or more                    $0

      Less than $13,200,000 but              12.5% of any amount below
      $12,200,000 or more                    $13,200,000

      Less than $12,200,000 but              $125,000 PLUS 14.5% of any amount
      $11,200,000 or more                    below $12,200,000

      Less than $11,200,000 but              $270,000 PLUS 17.5% of any amount
      $10,200,000 or more                    below $11,200,000

      Less  than $10,200,000                 $445,000 PLUS 20% of any amount
                                             below $10,200,000, up to a maximum
                                             of $645,000

      Within 90 days after each Calculation Date, the Surviving Corporation shall provide McCann (as the representative of Seller and the shareholders of Seller) a written report detailing the Gross Sales for the immediately preceding 12-month period prior to such Calculation Date, together with all supporting documentation reasonably requested by McCann. Within 30 days of receipt of such written report, McCann shall inform the Surviving Corporation in writing that either the determination of Gross Sales is acceptable or object to such determination in writing setting forth a specific description of his objections (it being agreed that McCann's failure to deliver such written notice to the Surviving Corporation within such 30-day period shall be deemed acceptance by McCann). If McCann objects as provided above and if the Surviving Corporation does not agree with such objections, if any (it being agreed that the Surviving Corporation's failure to deliver written notice to McCann of the Surviving Corporation's disagreement with such objections within 30 days of the Surviving Corporation's receipt of such objections shall be deemed acceptance by the Surviving Corporation), or such objections are not resolved on a mutually agreeable basis within 30 days after the Surviving Corporation's receipt of such objections, any such disagreement shall be promptly submitted to a mutually acceptable "big-five" accounting firm that has no affiliation with any shareholder of Seller, Seller, the Surviving Corporation or Tristar (the "UNAFFILIATED FIRM"). The Unaffiliated Firm shall resolve within 30 days after said Unaffiliated Firm's engagement by the parties the differences regarding Gross Sales in accordance with generally accepted accounting principles consistently applied and this Agreement. The decision of such Unaffiliated Firm shall be final and binding upon the Surviving Corporation and the shareholders of Seller, and the fees, costs and expenses of the Unaffiliated Firm shall be shared equally between the shareholders of Seller and the Surviving Corporation. The shareholders of Seller and the Surviving Corporation shall each bear the fees, costs and expenses of his or its own accountants. All actions and determinations by McCann under this SECTION 2.7 shall be final and binding on the shareholders of Seller.

      (b) CALCULATION OF EARN-OUT WHEN GROSS SALES FOR FIRST EARN-OUT PERIOD RESULT IN AN EARN-OUT. If Gross Sales for the first Earn-Out Period (the "FIRST PERIOD GROSS SALES") result in a Earn-Out for such Earn-Out Period, the shareholders of Seller shall be entitled to an Earn-Out for such Earn-Out Period, and the Earn-Out or Reduction for the second Earn-Out Period shall be calculated as follows: (i) if Gross Sales for the second Earn-Out Period (the "SECOND PERIOD GROSS SALES") are greater than or equal to $13,200,000 but less than or equal to the First Period Gross Sales, there shall not be any Earn-Out or Reduction for the second Earn-Out Period; (ii) if Second Period Gross Sales are greater than the First Period Gross Sales, the Earn-Out for the second Earn-Out Period shall be equal to the Earn-Out for such Earn-Out Period calculated pursuant to the charts set forth in SECTION 2.7(A) less the Earn-Out for the first Earn-Out Period; and (iii) if Second Period Gross Sales are less than $13,200,000, the Reduction for such Earn-Out Period shall be calculated pursuant to the charts set forth in SECTION 2.7(A).

      (c) CALCULATION OF EARN-OUT WHEN GROSS SALES FOR FIRST EARN-OUT PERIOD RESULT IN A REDUCTION. If First Period Gross Sales result in a Reduction for such Earn-Out Period, the Tristar Parties shall be entitled to a Reduction for such Earn-Out Period, and the Earn-Out or Reduction for the second Earn-Out Period shall be calculated as follows: (i) if Second Period Gross Sales are less than or equal to $13,200,000 but greater than or equal to the First Period Gross Sales, there shall not be any Earn-Out or Reduction for the second Earn-Out Period; (ii) if Second Period Gross Sales are less than the First Period Gross Sales, the Tristar Parties shall be entitled to a Reduction for such Earn-Out Period calculated pursuant to the charts set forth in SECTION 2.7(A) less the Reduction for the first Earn-Out Period, and (iii) if Second Period Gross Sales are greater than $13,200,000, the Earn-Out for such Earn-Out Period shall be calculated pursuant to the charts set forth in SECTION 2.7(A).

      (d) PAYMENT OF EARN-OUT. The Earn-Out, if any, for each Earn-Out Period shall be paid on or before the later of 90 days after the end of such Earn-Out Period and the date the determination of Gross Sales is deemed final pursuant to the provisions of SECTION 2.7(A) pro rata to the shareholders of Seller as set forth in SCHEDULE 2.6 by wire transfer of immediately funds to accounts designated on SCHEDULE 2.6 for each such shareholder.

      (e) PAYMENT OF REDUCTION. If the Tristar Parties are entitled to a Reduction as a result of the Gross Sales for either of the Earn-Out Periods, the Reduction shall be paid as follows: (i) if the the First Period Gross Sales result in a Reduction, the principal and interest payments due in 2001 on the Offset Promissory Notes shall be reduced pro-rata according to the stated principal amount of each Offset Promissory Note, by the amount of the Reduction; and (ii) if the Second Period Gross Sales result in a Reduction, the principal and interest due in 2002 on the Offset Promissory Notes shall be reduced pro-rata according to the stated principal amount of each Offset Promissory Note, by the amount of the Reduction.

      (f) LOSS OF ECKERD ACCOUNT. If during either Earn-Out Period, the amount of Gross Sales to Eckerd is less than the amount of the Eckerd Gross Sales, then for purposes of determining the Earn-Out or Reduction for such Earn-Out Period (and the subsequent Earn-Out Period, if applicable), the Gross Sales attributable to the sale of product to Eckerd by the Surviving Corporation for such Earn-Out Period shall be deducted from the Gross Sales for such Earn-Out Period and the Gross Sales for such Earn-Out Period shall be increased by the amount of the Eckerd Gross Sales.

      2.8   EXCHANGE PROCEDURES.

            (a) After the Effective Time, each outstanding Seller Stock Certificate shall, until duly surrendered to Purchaser as contemplated by this
SECTION 2.8, be deemed to represent only the right to receive a portion of the Merger Consideration as contemplated by SECTION 2.6.

            (b) After the Effective Time, there shall be no further transfer on the records of Seller of Seller Stock Certificates, and each share of Seller Stock presented or surrendered to Purchaser shall be canceled in exchange for a portion of the Merger Consideration as contemplated by SECTION 2.6. Purchaser shall not be obligated to deliver any Merger Consideration to any holder of a Seller Stock Certificate until such holder surrenders such Seller Stock Certificate as provided herein or delivers an affidavit of lost stock certificate and provides indemnification acceptable to Purchaser.

      2.9   AGREEMENTS REGARDING CERTAIN EXISTING LIABILITIES OF SELLER.

            (a) KEY EMPLOYEES. Pursuant to change of control provisions in the employment agreements between Seller and each of Falkowski, Luby and Catapano (Falkowski, Luby and Catapano collectively, the "KEY EMPLOYEES"), upon the closing of the transactions contemplated by this Agreement, Seller will have certain monetary obligations to each of the Key Employees. In full satisfaction of such monetary obligations, the Tristar Parties shall, at Closing, pay $30,000 to each of Falkowski and Luby and $180,000 to Catapano in cash by wire transfer of immediately available funds to an account designated by such Key Employee PLUS issue to each Key Employee (i) a promissory note in the stated principal amount of the balance due such Key Employee on such monetary obligations substantially in the form of the promissory note attached hereto as EXHIBIT 2.9(A) and (ii) an option in form acceptable to the parties thereto to purchase 10,000 shares of Tristar

Stock at an exercise price of $5.82. The maximum liability of the Tristar as to each Key Employee pursuant to this SECTION 2.9(A) shall be the amount represented by Seller in SECTION 4.29 as the amount due such Key Employee. The payments to and issuance of the notes to each Key Employee are being issued in satisfaction of obligations to the Key Employee arising under an employment agreement between the Key Employee and Seller. Therefore the cash payments to the Key Employees under this SECTION 2.9(A) and the principal and interest payments on the promissory notes to be issued pursuant to this SECTION 2.9(A) will be reduced by all standard legal deductions such as, without limitation, F.I.C.A. and income tax withholding.

            (b) RON WALSWORTH. Seller has certain monetary obligations to Walsworth arising from commissions earned but not paid. At Closing, in full satisfaction of such monetary obligations, (i) Purchaser shall pay to Walsworth $74,000 by wire transfer of immediately available funds to an account designated by Walsworth, (ii) the Tristar Parties shall issue to Walsworth a promissory note substantially in the form of the promissory note attached hereto as EXHIBIT 2.9(B)(1) in the stated principal amount of the balance due Walsworth on such monetary obligations less $60,000, and (iii) the Tristar Parties shall issue Walsworth a promissory note substantially in the form of the promissory note attached hereto as EXHIBIT 2.9(B)(2). The maximum liability of the Tristar Parties pursuant this SECTION 2.9(B) shall be the amount represented by Seller in SECTION 4.29 as the maximum due Walsworth. Seller shall use its best efforts to cause Walsworth at Closing to execute and deliver to the Tristar Parties the Walsworth Release.

            (c) JACK FRIEDMAN. Seller has certain monetary obligations to Friedman arising in connection with the Friedman Note. In full satisfaction of such monetary obligations, the Tristar Parties agree at Closing to issue to Friedman a promissory note in the stated principal amount of the amount due Friedman on such monetary obligations and substantially in the form of the promissory note attached hereto as EXHIBIT 2.9(C). The maximum liability of the Surviving Corporation pursuant this SECTION 2.9(C) shall be the amount represented by Seller in SECTION 4.29 as the maximum due Friedman. Seller shall use its best efforts to cause Friedman at Closing to execute and deliver to the Tristar Parties the Friedman Release.

            (d) MEL DAVIS. Seller has certain monetary obligations to Davis arising in connection with the Davis Note. In full satisfaction of such monetary obligations, the Tristar Parties agree at Closing to issue to Davis a promissory note in the stated principal amount of $33,654.00 and substantially in the form of the promissory note attached hereto as EXHIBIT 2.9(D). Seller shall use its best efforts to cause Davis at Closing to execute and deliver to Purchaser the Davis Release.

      2.10 STAY INCENTIVE BONUS. In the event that the individual is an employee of the Surviving Corporation on March 1, 2000 or is terminated by the Surviving Corporation without cause prior to March 1, 2000, the Surviving Corporation shall pay to such individual, in cash, on or before the earlier of March 3, 2000 and the date of termination without cause, the amount set forth opposite the individual's name in the chart below, less standard legal deductions such as, without limitation, F.I.C.A. and income tax withholding:

      Fred Ryan                 $15,000
      Tracy Rondini             $12,000
      Sandra Violette           $15,000
      Richard Edwards           $10,000
      Doris Albanese            $ 3,000
      Fred Reinke               $ 3,000
      Stanley Seabrook          $ 2,000

      2.11  PURCHASE PRICE ADJUSTMENT.

            (a) BAD INVENTORY. On or before April 30, 2000, the Surviving Corporation shall determine the amount of Bad Inventory (hereinafter defined) and provide to McCann (as the representative of Seller and the shareholders of Seller) its determination of such amount and thereafter provide to McCann with all supporting documentation reasonably requested by McCann in connection therewith. In the event that the amount of Bad Inventory is more than $645,000.00, the shareholders of Seller shall pay to the Surviving Corporation the difference between the amount of Bad Inventory and $600,000 pursuant to the provisions of SECTION 2.11(E) below. In the event that the amount of Bad Inventory is less than $555,000.00, the Surviving Corporation shall pay to the shareholders of Seller the difference between $600,000 and the amount of Bad Inventory pursuant to the provisions of SECTION 2.11(E) below. "BAD INVENTORY" means inventory included on the Reference Balance Sheet (including inventory which has been written off or reserved against) which, as of April 1, 2000, has not been used during the preceding 12 months or represents more than a 12- month supply based on the sale or use thereof during the preceding 12 months.

            (b) NET SALES. As of January 1, 2000, the Surviving Corporation shall determine the Net Sales of the Surviving Corporation for the immediately proceeding 3 month period. On or before March 31, 2000, the Surviving Corporation shall provide to McCann (as the representative of Seller and the shareholders of Seller) its determination of such Net Sales, together with all supporting documentation reasonably requested by McCann to support such determination. To the extent such Net Sales exceed $2,814,000, such excess shall be multiplied by 32% and the resulting dollar amount paid to the shareholders of Seller pursuant to the provisions of Section 2.11(E) below. To the extent such Net Sales are less than $2,814,000, such amount shall be multiplied by 32% and the resulting dollar amount paid to the Surviving Corporation pursuant to the provisions of SECTION 2.11(E) below. "Net Sales" means Gross Sales less allowance and returns.

            (c) CUSTOMER ACCOUNTS RECEIVABLE. As of April 30, 2000, the Surviving Corporation shall determine the customer charge-backs for the accounts listed on SCHEDULE 2.11(C) for shipments prior to the Balance Sheet Date, and provide to McCann (as the representative of Seller and the shareholders of Seller) its determination of such customer charge-backs on or before May 31, 2000, together with all supporting documentation reasonably requested by McCann to support such determination. To the extent the aggregate of such customer charge-backs exceeds by more than 7.5% of the sum of $992,000 and the combined reserve for returns and cooperative advertising allowances as of the Balance Sheet Date, such amount shall be paid to the Surviving Corporation pursuant to the provisions of SECTION 2.11(E) below, and to the extent such the aggregate of such customer charge-backs is less by more than 7.5% of the sum of $992,000 and the combined reserve for returns and cooperative advertising allowances as of the Balance Sheet Date, the Surviving Corporation shall pay such amount to the shareholders of Seller pursuant to the provisions of SECTION 2.11(E) below.

            (d) DISPUTES. All objections to and all disputes relating to the determination of Bad Inventory, Net Sales and customer charge-backs arising under this SECTION 2.11 shall be resolved pursuant to, and all fees, costs and expenses of each accountant used in connection with the resolution of each such dispute shall be paid pursuant to, the procedures contained in SECTION 2.7(A) hereof.

            (e) PAYMENT OF AMOUNTS DUE. Any sums due to the shareholders of Seller pursuant to this SECTION 2.11 shall be paid by the Surviving Corporation pro rata to the shareholders in accordance with the percentages set forth on
SCHEDULE 2.6 in cash by wire transfer of immediately available funds to the account designated on SCHEDULE 2.6 for the shareholder. Any sums due the Surviving Corporation under this SECTION 2.11 shall be realized by the Tristar Parties by offsetting payments due on the Offset Promissory Notes pro rata against each Offset Promissory Note in accordance with the original stated principal amount of the Offset Promissory Notes and any offset shall be spread out in equal payments over the remaining payments due under such Offset Promissory Notes.

            (f) ACTIONS AND DETERMINATIONS BY MCCANN. All actions and determinations by McCann under this SECTION 2.11 shall be final and binding on the shareholders of Seller.

      2.12 PROMISSORY NOTE TO GEORGE LUBY. As consideration for George Luby executing the Inducement Agreement referenced in SECTION 10.9 hereof, the Tristar Parties agree at Closing to issue to George Luby a promissory note in the stated principal amount of $45,000.00 and substantially in the form of the promissory note attached hereto as EXHIBIT 2.12.

      3. CLOSING; CLOSING DATE. Subject to the terms and conditions herein contained, the consummation of the transactions referenced above shall take place (the "CLOSING") on November 10, 1999, at 10:00 a.m., local time, at the offices of Tristar Parties Counsel, or at such other time, date and place as Purchaser and Seller shall in writing designate. The date of the Closing is referred to herein as the "CLOSING DATE".

      4.    REPRESENTATIONS AND WARRANTIES OF SELLER.

      Seller represents and warrants to the Tristar Parties that the statements contained in this ARTICLE 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date with the same effect as if made on and as of such date, except as set forth in the disclosure schedule delivered by Seller to the Tristar Parties on the date hereof and initialed by Seller (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this ARTICLE 4, and any disclosure on any part of the Disclosure Schedule shall be deemed a disclosure on all other parts of the Disclosure Schedule provided the required disclosure is fully and accurately disclosed.

      4.1 INCORPORATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted and to own, operate and lease the Assets it now owns, operates or leases. Seller is currently, and has been since Seller's original date of incorporation, an S Corporation as that term is defined under Subchapter S of the Code and the Regulations thereunder. Seller has no Subchapter C current or accumulated earnings or profits. Seller has continuously met all the Subchapter S requirements imposed by the Code and Regulations throughout its existence and its S corporation status has not been revoked, suspended or otherwise compromised. Seller is not qualified as a foreign corporation in any jurisdiction, Seller is not required to qualify or otherwise be authorized to do business as a foreign corporation in any jurisdiction in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets of Seller, and there has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Complete and correct copies of the Articles of Incorporation of Seller and all amendments thereto, certified in each case by the Secretary of State of the State of Connecticut, and of the Bylaws of Seller and all amendments thereto, certified by the Secretary of Seller, heretofore have been delivered to the Tristar Parties. The minute books of Seller previously made available to the Tristar Parties are complete and accurately reflect all action taken prior to the date of this Agreement by its board of directors and shareholders, in their capacities as such. To the Best Knowledge of Seller, neither Seller nor any shareholder of Seller has not taken any action, or failed to take any action which action or failure will preclude or prevent Seller's business from being conducted in substantially the same manner in which Seller has heretofore conducted the same. Seller has no Subsidiaries.

      4.2 SHARE CAPITAL. Seller's authorized capital stock consists of 20,000 shares of Seller Stock, of which 16,795 shares are issued and outstanding. PART
4.2 of the Disclosure Schedule contains a list of all Persons owning of record capital stock of Seller with an indication thereon of the class of capital stock and the number of shares of each class owned by each such Person. All of the outstanding shares of Seller Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating Seller
(a) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Seller or any securities or obligations convertible into or exchangeable for such shares or (b) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding described in clause (a) above.

      4.3 FINANCIAL STATEMENTS. Seller has delivered to the Tristar Parties copies of the following financial statements for Seller, all of which financial statements are included in SCHEDULE 4.3 (collectively, the "FINANCIAL STATEMENTS"):

            (a) Unaudited Balance Sheet of Seller (the "REFERENCE BALANCE SHEET") as of October 31, 1999 (the "BALANCE SHEET DATE") and Unaudited Income Statement of Seller for the ten-month period ended on the Balance Sheet Date; and

            (b) Audited Balance Sheets, Income Statements and Statements of Changes in Financial Position for each of Seller's three (3) most recent fiscal years.

Notwithstanding the following, the aggregate net income of Seller for all of the periods together represented by the Financial Statements is true and accurate in all material respects. Except that certain accruals were made in Seller's 1997 fiscal year that should have made in Seller's 1996 fiscal year, certain accruals were made in Seller's 1998 fiscal year that should have made in Seller's 1997 fiscal year and certain accruals were made in the first 9 months of Seller's 1999 fiscal year that should have made in Seller's 1998 fiscal year, all financial statements supplied to the Tristar Parties by Seller which are included in SCHEDULE 4.3, except as specifically set forth therein and herein, are and will be true and accurate in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and present fairly the financial condition of Seller as of the dates and for the periods indicated thereon. Any other financial statements or financial data relating to Seller supplied to or otherwise obtained by the Tristar Parties may not be relied upon by the Tristar Parties and Seller makes no representations or warranties concerning the accuracy of any such statements or data. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature, kind or manner of Seller, whether direct, accrued, absolute, contingent or otherwise, and whether due, or to become due, whether or not such items are required to be reflected on such balance sheet under generally accepted accounting principles consistently applied. Except as set forth on the Reference Balance Sheet (including the notes thereto), Seller does not have, and none of the Assets of Seller is subject to, any liabilities or obligations (accrued, absolute, contingent or otherwise), except for liabilities
(i) incurred in the ordinary course of the Business or disclosed in the Disclosure Schedule, or (ii) fully covered by Seller's insurance policies (subject to deductibles and co-insurance requirements of said policies), none of which have had a Material Adverse Effect.

      4.4 EVENTS SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date, there has not been: (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been materially adverse and all of which in the aggregate have not been materially adverse; (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets of Seller or the Business; (c) any material breach or default by Seller or, to the Best Knowledge of Seller, by any other party, under any agreement or obligation included in the Assets of Seller or by which any of the Assets of Seller are bound, except for (i) violations of certain covenants in the People's Bank Loan Agreement, (ii) violations of certain provisions of the Friedman Note, and (iii) failure to pay when due certain commission obligations to Walsworth, all of which are fully and accurately disclosed in PART 4.4 of the Disclosure Schedule; (d) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets of Seller or the Business; (e) to the Best Knowledge of Seller, any legislative or regulatory change adversely affecting the Assets of Seller or the Business; (f) any material change in the types, nature, composition or quality of the services or products of the Business, any material adverse change in the contributions of any of the product lines of the Business to the revenues or net income of such Business, or any material adverse change in the sales, revenue or net income of the Business; (g) any material transaction by Seller related to or affecting the Assets of Seller or the Business other than transactions in the ordinary course of business of Seller;
(h) any other occurrence, event or condition that has materially adversely affected (or can reasonably be expected to materially adversely affect) the Assets of Seller or the Business; (i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of Seller's capital stock; (j) any granting by Seller to any executive officer of Seller of any increase in compensation, any granting by Seller to any executive officer of any increase in severance or termination pay, or any entry by Seller into any employment, severance or termination agreement with any executive officer; (k) any change in accounting methods, principles or practices by Seller materially affecting its Assets, liabilities or business, except insofar as may have been required or recommended by Seller's accountants, all of such changes are fully and accurately disclosed in PART 4.4 of the Disclosure Schedule; (l) any condition, event or occurrence through the date hereof which, individually or in the aggregate, could reasonably be expected to prevent, hinder or delay in any material respect the ability of Seller to consummate the transactions contemplated by this Agreement; or (m) any agreement, in writing or otherwise, by Seller or any corporate action by Seller with respect to the foregoing.

      4.5 COMPETING INTERESTS. Seller does not, and to the Best Knowledge of Seller, no director or officer of Seller, and no Associate (as hereinafter defined) of Seller:

            (a) owns, directly or indirectly, any equity interests in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of the Business, or, to the Best Knowledge of Seller, a competitor, supplier or customer of Purchaser or Seller or an Associate of Purchaser or Seller (except for ownership, if any, of less than one percent of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange), or

            (b) owns, directly or indirectly, in whole or in part, any property, asset or right which is associated with the Assets of Seller or the Business or which Seller is presently operating or using in connection with or the use of which is necessary for or material to the operation of the Business.

For purposes of this Agreement, the term "ASSOCIATE" means:

            (y)   with respect to an individual:

                  (i)   the spouse of the individual,

                  (ii) any trust in which the individual or any person described in (i) above has a pecuniary interest or any trustee of such a trust, and

                  (iii) any business entity which is directly or indirectly Controlled by any of the foregoing; and

            (z) with respect to a Person other than a natural person, any Person Controlling, Controlled by or under common Control with such Person, and any director, officer, partner, trustee, administrator, beneficiary or executor of such Person.

      4.6   TAXES.

            (a) All Tax Returns of or relating to any Taxes that are required to be filed on or before the Effective Time, subject to any allowable extension periods, for, by, on behalf of or with respect to Seller, including, but not limited to, those relating to the income, business, operations or property of Seller (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been timely filed with the appropriate foreign, federal, state and local authorities, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been paid in full on or before the Effective Time, except Taxes which have not yet accrued or otherwise become due, all of which are reflected on the Reference Balance Sheet.

            (b) All such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed in all material respects, fairly present the information purported to be shown therein, and reflect all liabilities for Taxes for the periods covered by such Tax Returns, net of any applicable reserves.

            (c) None of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Seller or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the Best Knowledge of Seller, threatened against Seller with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.

            (d) All Taxes assessed and due and owing from or against Seller on or before the Effective Time (including, but not limited to, ad valorem taxes relating to any property of Seller) have been timely paid in full on or before the Effective Time.

            (e) All withholding Tax, Tax deposit and estimated Tax payment requirements imposed on Seller for any and all periods ending on or before the Effective Time, or through and including the Effective Time for periods that have not ended on or before the Effective Time, have been timely satisfied in full on or before the Effective Time or reserves adequate for the payment of such withholding, deposit and estimated Taxes have been or will be established in the financial statements of Seller on or before the Effective Time a copy of which has been or will be provided to the Tristar Parties prior to Closing.

            (f) The Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

      4.7 EMPLOYEE MATTERS. SCHEDULE 4.7 sets forth a true and complete list of the names of, and current annual compensation paid by Seller to each employee of Seller utilized in connection with the operation of the Business. Seller is not a party to or bound by any collective bargaining or other union agreements. Seller has not, within the last five years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees. There are no disputes with employees in general to which Seller is a party. There are no strikes, slowdowns or picketing against Seller (or, to the Best Knowledge of Seller, against any material supplier of goods or services to Seller) pending or, to the Best Knowledge of Seller, threatened. Seller has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. Other than wage increases in the ordinary course of business, since the Balance Sheet Date, Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller used in connection with the Business.

      4.8 CONTRACTS AND AGREEMENTS. (a) PART 4.8(A) of the Disclosure Schedule sets forth a true and complete list of and briefly describes (including termination date) all of the following contracts, agreements, leases, license agreements, plans, arrangements or commitments, written or oral, that relate to the Assets of Seller or the Business (including all amendments, supplements and modifications thereto, whether written or oral); except those that are terminable upon 30-days notice or less without penalty or any continuing obligations on the part of any party thereto and that involve a sum of less than $5,000:

            (i) any contract, agreement or commitment in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

            (ii) any offer, tender or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both;

            (iii) any sale, agency, distributorship agreement, franchise agreement or legally enforceable commitment or obligation with respect thereto;

            (iv) any collective bargaining agreement, union agreement, employment agreement, consulting agreement, management service agreement, agreement providing for the services of an independent contractor or any other similar type of contract or agreement;

            (v) any profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plan, agreement, arrangement or commitment of any nature whatsoever, whether or not legally binding, or any agreement with any present or former officer, director or shareholder of Seller;

            (vi) any loan or credit agreement, indenture, guarantee (other than endorsements made for collection), mortgage, pledge, conditional sale or other title retention agreement, or any equipment financing obligation, lease and lease-purchase agreement;

            (vii) any lease related to the Assets of Seller or the Business, and any other contract, agreement or legally enforceable commitment relating to or affecting the Assets of Seller or the Business;

            (viii)any performance bond, bid bond, surety bond or the like, any contract or bid covered by such bond, or any letter of credit and guaranty;

            (ix) any consent decree and other judgment, decree or order, settlement agreement or agreement relating to competitive activities, requiring or prohibiting any future action;

            (x) any contract or agreement of any nature with any shareholder of Seller, or any Associate of a shareholder of Seller or Affiliate of a shareholder of Seller;

            (xi) any contract, commitment or agreement entered into outside the ordinary course of the operation of the Business;

            (xii) any agreement, indenture or other instrument which contains restrictions with respect to the payment of dividends or any other distribution in respect of its capital stock or the purchase, redemption or other acquisition of capital stock;

            (xiii)other than expenditures regularly made in the ordinary course of business of Seller for items that are not property, plant or equipment, any agreement, contract or commitment relating to any expenditure or a series of related expenditures in excess of $10,000;

            (xiv) any outstanding loan or advance by Seller to, or investment by Seller in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment (excluding trade receivables);

            (xv) any contract, agreement, indenture, note or other instrument relating to (A) the borrowing of money by Seller or the granting of any Encumbrance or (B) any guarantee or other contingent liability (identifying the primary contract or agreement to which such guarantee or contingent liability relates or the agreement pursuant to which such guarantee was delivered) in respect of any indebtedness, commitment, liability or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

            (xvi) any agreement, contract or commitment limiting the freedom of Seller or any Affiliate of Seller to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or to compete with any Person or to engage in any business or activity in any geographic area;

            (xvii)any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business that is not cancelable under the terms of such agreement, lease, contract or commitment without penalty to Seller within 30 days;

            (xviiiany agreement, contract or commitment requiring (A) the payment for goods or services whether or not such goods or services are actually provided or (B) the furnishing of goods or services at a price less than Seller's cost of producing such goods or providing such services;

            (xix) any agreement or contract obligating Seller or that would obligate or require any subsequent owner of the business currently conducted by Seller or any of the Assets to provide for indemnification or contribution with respect to any matter (other than customary indemnification provisions in leases of property leased by Seller);

            (xx)  any license, royalty or similar agreement; or

            (xxi) any agreement, contract or commitment that Seller expects to have a Material Adverse Effect on Seller and/or Purchaser subsequent to Closing.

PART 4.8(A) of the Disclosure Schedule sets forth with respect to each mortgage, security agreement, letter of credit or guaranty, a cross-reference to the principal agreement, instrument or document referred to in PART 4.8(A) of the Disclosure Schedule pursuant to which such mortgage, security agreement, letter of credit or guaranty was executed or to which such mortgage, security agreement, letter of credit or guaranty relates.

            (b) PART 4.8(B) of the Disclosure Schedule sets forth (i) the aggregate outstanding principal amount as of October 31, 1999, with respect to each loan, credit or other agreement, instrument or document listed in PART 4.8(A) of the Disclosure Schedule relating to the borrowing of money by Seller and (ii) the amount of available borrowings as of October 31, 1999, with respect to each such loan, credit or other agreement, instrument or document.

            (c) All of such contracts, agreements, leases, licenses, plans, arrangements, commitments and documents listed in PART 4.8(A) of the Disclosure Schedule (collectively, the "CONTRACTS") are valid, binding and in full force and effect in accordance with their terms and conditions, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity, and there is no existing default thereunder or material breach thereof by Seller, or, to the Best Knowledge of Seller, by any other party to a Contract, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Seller, or, to the Best Knowledge of Seller, by any other party to a Contract, and none of the Contracts will be breached in any material respect by or give any other party a right of termination or any other right solely as a result of the transactions contemplated by this Agreement. There are no pending or, to the Best Knowledge of Seller, threatened disputes with respect to the Contracts. Seller is not obligated to pay any liquidated damages under any of the Contracts and to the Best Knowledge of Seller there are no facts or circumstances that could reasonably be expected to result in an obligation of Seller to pay any such liquidated damages. To the Best Knowledge of Seller, based on the knowledge available to Seller on the date hereof, there is no reason why any of the material Contracts (i) will result in a loss to the Surviving Corporation on completion by performance or (ii) cannot readily be fulfilled or performed by the Surviving Corporation on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts have been delivered by Seller to the Tristar Parties, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. All of the Contracts will be fully vested in the Surviving Corporation as of the Effective Time of the Merger, without the approval or consent of any Person, or, if such approval or consent is required, it will be obtained by Seller and delivered to the Tristar Parties at or prior to the Closing.

      4.9 EFFECT OF AGREEMENT. Except with respect to the People's Bank Loan Agreement (such exceptions being fully and accurately disclosed on the Disclosure Schedule), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation or other charter documents or bylaws of

Seller; (b) result in any violation of any Governmental Requirement applicable to Seller, the Assets of Seller or the Business; (c) conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any material obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Seller is a party or to which any of the Assets of Seller are subject; (d) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to accelerate or terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets of Seller or the Business; or (e) require notice to or the consent, authorization, approval, clearance, waiver or order of any Person (except as may be contemplated by the last sentence of SECTION 4.8(C)). To the Best Knowledge of Seller, the business relationships between Seller and the clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except to the extent such relationships may be affected by the prior relationships of such clients, customers and suppliers with Tristar or its officers and directors. The execution, delivery and performance of this Agreement by Seller will not result in the loss of any material governmental license, franchise or permit possessed by Seller.

      4.10  PROPERTIES, ASSETS AND LEASEHOLD ESTATES.

            (a) PART 4.10(A) of the Disclosure Schedule sets forth a complete and accurate detailed description of each item of personal property, excluding inventory, owned by Seller that had a book value as of the Balance Sheet Date greater than $2,500. For purposes of this Section, "personal property" excludes Intellectual Property. Seller has good title to all of its personal property that is material to the Business, results of operations, financial condition or the Assets of Seller (including, without limitation, those items of personal property set forth on PART 4.10 of the Disclosure Schedule), free and clear of all Encumbrances, except for Permitted Encumbrances.

            (b) PART 4.10(B) of the Disclosure Schedule sets forth a complete and accurate detailed description of each item of personal property leased by Seller for which the annual rent payable under the applicable lease or contract exceeds $5,000, and all such leases are free and clear of all Encumbrances. Seller has not breached any material provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by Seller) under the terms of any lease or other agreement pursuant to which such personal property is leased. To the Best Knowledge of Seller, all of such leases or other agreements are in full force and effect. There are no pending or, to the Best Knowledge of Seller, threatened disputes with respect to any lease or other agreement pursuant to which such personal property is leased and, to the Best Knowledge of Seller, the lessor thereunder has not breached any material provision of and is not in default (and no event or circumstance exists that with notice, or the lapse or time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

            (c) Seller does not own any real property.

            (d) PART 4.8(A) of the Disclosure Schedule sets forth is a complete and accurate list of all leases of Seller with respect to real property leased by Seller for which the annual rent payable under the applicable lease or contract exceeds $5,000 with an indication thereon that the lease is a lease of real property, and all such leases are free and clear of all Encumbrances, except for Permitted Encumbrances.

            (e) To the Best Knowledge of Seller, there is no (i) change contemplated in any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, (ii) applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any restrictive covenant or deed restriction affecting the real property described in SECTION 4.10(C) and (D) hereof, including without limitation any zoning ordinances, building codes, flood disaster laws, wetlands regulations, health laws or Environmental Laws, (iii) judicial or administrative action, (iv) action by adjacent landowners, (v) administrative action, (vi) natural or artificial conditions on or about the real property identified in
SECTION 4.10(C) and (D) hereof or (vii) significant adverse fact or condition relating to such real property or its use that would, in each case, prevent, limit, impede or render materially more costly the ownership, operation or maintenance of such real property compared to the cost as the date hereof.

      4.11  INTELLECTUAL PROPERTY.

            (a) PART 4.11(A) of the Disclosure Schedule sets forth a complete list of all Intellectual Property, including but not limited to (i) all trademarks, service marks and trade names owned or claimed by Seller, together with all U.S., state and foreign registrations thereof and/or applications therefor, (ii) all U.S and foreign copyright registrations owned or claimed by Seller and/or applications therefor, and (iii) all material U.S. and foreign patents and applications therefor on inventions, discoveries, improvements, ideas or know-how owned or claimed by Seller.

            (b) Seller has developed all Intellectual Property through its own efforts for its own account and has good and clear title thereto, and there is no contract obligation, license, Encumbrance, alleged infringement, dispute, potential dispute, claim or other cloud of title concerning such Intellectual Property whatsoever. The Intellectual Property neither infringes nor, to the Best Knowledge of Seller, is being infringed by any third party proprietary interest, including (without limitation) any third party patent, copyright, trademark, or trade secret interest. The Intellectual Property is fully eligible for protection under applicable law and has not been forfeited, abandoned, lapsed or donated in any way into the public domain. To Seller's Best Knowledge, all of Seller's trade secrets, including source codes, and system specifications have been maintained in confidence and are not known to any third party, except pursuant to contract or agreement disclosed as such in PART 4.8(A) of the Disclosure Schedule. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Intellectual Property either (1) have been a party to a work-for-hire relationship with Seller that has accorded Seller full, effective, and exclusive original ownership of all tangible and intangible property arising with respect to the Intellectual Property or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to the Intellectual Property. No agreements or arrangements are in effect with respect to the development, nondisclosure, marketing, distribution, licensing, or promotion of the Intellectual Property by any independent contractor, salesperson, distributor, sublicensor, or other remarketer or sales organization.

      4.12 SUITS, ACTIONS AND CLAIMS. There are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller, threatened against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby. To Seller's Best Knowledge, no reasonable basis or reasonable grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business. Without limiting the foregoing, to the Best Knowledge of Seller, there is no state of facts or the occurrence of any event which reasonably could be the basis of any present or potential claim against Seller.

      4.13 LICENSES AND PERMITS; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Seller has all federal, state, local and foreign governmental licenses and permits necessary to the conduct or operations of the Business as currently conducted, such licenses and permits are in full force and effect, no material violations currently exist in respect of any thereof and no proceeding is pending or, to the Best Knowledge of Seller, threatened to revoke or limit any thereof. PART 4.13 of the Disclosure Schedule sets forth a true, complete and accurate list of (a) all such governmental licenses and permits, (b) all consents, orders, decrees and other compliance agreements under which Seller is operating or bound, copies of all of which have been furnished to the Tristar Parties, and (c) all material governmental licenses and permits applied for but not yet received by Seller. Seller has not received and is not aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to Seller, the Assets of Seller or the operation of the Business. There are no safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Best Knowledge of Seller, that are threatened relating to the Business or employment practices of Seller. Seller has at all times complied in all material respects with all Governmental Requirements applicable to its business and all Governmental Requirements with respect to the distribution and sale of products and services by it.

      4.14 AUTHORIZATION. Seller has full legal right, power and authority to enter into and deliver this Agreement, to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Seller and the performance by Seller of the transactions contemplated herein have been duly and validly authorized by all requisite corporate actions of Seller, and this Agreement has been duly and validly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

      4.15 RECORDS. Except for the Financial Statements, the books, records and minutes kept by Seller with respect to the Assets of Seller and the Business, including, but not limited to, all customer files, service agreements, correspondence, and historic revenue data of Seller, may be incomplete and therefore inaccurate and may not be relied upon by the Tristar Parties except to the extent otherwise set forth in this Agreement.

      4.16  ENVIRONMENTAL PROTECTION LAWS.

            (a) To the Best Knowledge of Seller, it has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority.

            (b) There are no existing, pending or, to the Best Knowledge of Seller, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against Seller or its Assets or the Business, which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to the release of chemicals or Waste Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law.

            (c) To Seller's Best Knowledge, all notices, permits, licenses or similar authorizations required to be obtained or filed by Seller under all applicable Environmental Laws in connection with its current and previous operation or use of the Assets, any other assets or properties currently or previously leased or owned by Seller or the current and previous conduct of its business have been duly obtained or filed and are in full force and effect.

            (d) Seller has not received notice that any permit, license or similar authorization required under any Environmental Law is to be revoked or suspended by any Governmental Authority.

            (e) Seller does not own or operate any underground storage tanks.

            (f) No portion of the Assets of Seller or any other assets or properties currently or previously leased or owned by Seller is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

            (g) All Waste Materials generated by Seller have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws.

            (h) To the Best Knowledge of Seller, no Person has disposed or released any Waste Materials on or under the Assets of Seller or any other asset or property currently or previously leased or owned by Seller and Seller has not disposed or released Waste Materials on or under the Assets of Seller or any other asset or property currently or previously leased or owned by Seller, except in compliance with all Environmental Laws.

            (i) To the Best Knowledge of Seller, no facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the current or past business and operations of Seller, the Assets of Seller or any other assets or properties currently or previously leased or owned by Seller in connection with (a) any release, transportation or disposal of any Waste Materials, hazardous substance or solid waste or (b) action taken or omitted that was not in full compliance with or was in violation of, any applicable Environmental Law.

      4.17 ACCOUNTS RECEIVABLE. All notes and accounts receivable of Seller that are reflected on the Reference Balance Sheet or that have arisen since the Balance Sheet Date ("ACCOUNTS RECEIVABLE") have arisen in the ordinary course of business. All Accounts Receivable either (a) have been collected or (b) to the Best Knowledge of Seller, are collectible on the respective due dates thereof, or, if no due date is stated with respect thereto, within 90 days of their creation in the ordinary course of business, in each case in the aggregate recorded amounts thereof, less the applicable reserves with respect thereto reflected on the Reference Balance Sheet. Seller has not factored or discounted or agreed to factor or discount any Account Receivable. The values at which the Accounts Receivable are carried on the Reference Balance Sheet reflect the accounts receivable valuation policy of Seller which is consistent with Seller's past practice and in accordance with generally accepted accounting principles consistently applied. PART 4.17 of the Disclosure Schedule sets forth a true, correct and complete list of all Accounts Receivable written off by Seller, in whole or in part, as uncollectible since October 1, 1997. PART 4.17 of the Disclosure Schedule also sets forth a true, correct and complete aging of the Accounts Receivable of Seller as of the most recent practicable date.

      4.18 BROKERS AND FINDERS. No broker or finder has acted for Seller or any shareholder of Seller in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller. All fees and commissions related to any arrangement between Seller and/or any shareholder and any broker or finder, shall be paid by the shareholder of Seller incurring same or, in the case of a broker or finder acting on behalf of Seller, by the shareholders of Seller in proportion to the percentage of the Cash Consideration each is entitled to receive pursuant to
SCHEDULE 2.6.

      4.19 DEPOSITS. Seller does not now hold any deposits or prepayments by third parties with respect to any of the Assets of Seller or the Business.

      4.20 WORK ORDERS. There are no outstanding work orders or contracts relating to any portion of the Assets of Seller from or required by any policy of insurance, fire department, sanitation department, health authority or other Governmental Authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

      4.21 CUSTOMER LIST. PART 4.21 of the Disclosure Schedule sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services during the two years immediately preceding the date hereof. The list provides an accurate statement of the gross revenues received from each such customer by the Business during the twelve-month period ended December 31, 1998 and the nine-month period ended September 30, 1999. The list also indicates by special designation all customers on the list with respect to which the Business has not sold or provided products or services during the three-month period immediately preceding September 30, 1999.

      4.22 SUPPLIER LIST. PART 4.22 of the Disclosure Schedule sets forth a true, correct and complete list of all suppliers of the Business from which Seller has purchased or otherwise received an aggregate of $10,000 or more worth of products or services during either of the two years immediately preceding the date hereof. The list provides an accurate statement of the gross payments to each such supplier by the Business during the twelve-month period ended December 31, 1998 and the nine-month period ended September 30, 1999. The list also indicates by special designation all suppliers on the list with respect to which the Business has not purchased or otherwise received products or services during the three-month period immediately preceding September 30, 1999.

      4.23 NO ROYALTIES. No royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets of Seller.

      4.24 BANK ACCOUNTS. PART 4.24 of the Disclosure Schedule sets forth a true and complete list of all bank or financial accounts and safe deposit boxes of Seller and of the credit and debit balances of such bank and financial accounts as of the most recent practicable date. Since the date of the balances set forth on such list, there have been no payments out of or drafts against any of the accounts included therein other than routine payments and drafts in the ordinary course of business. PART 4.24 of the Disclosure Schedule also lists all persons having signatory authority over or access to such bank and financial accounts and safe deposit boxes.

      4.25 INSURANCE. PART 4.25 of the Disclosure Schedule sets forth all existing insurance policies held by Seller relating to the Business, the Assets of Seller or the employees or the agents of Seller. Each such policy is in full force and effect and is with insurance carriers believed by Seller to be responsible. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Reference Balance Sheet. All retroactive premium adjustments for any period ended on or before October 30, 1999, under any worker's compensation policy or any other insurance policies of Seller have been recorded in accordance with generally accepted accounting principles and are reflected in the Reference Balance Sheet. None of the policies set forth on PART 4.25 of the Disclosure Schedule will terminate as a result of the transactions contemplated by this Agreement.

      4.26 EMPLOYEE BENEFIT MATTERS. As used in this Section, the "Seller" shall include Seller and any member of a controlled group or affiliated service group as defined in Sections 414(b), (c), (m) and (o) of the Code of which Seller is a member.

            (a) LIST OF ALL BENEFIT PLANS AND COMPENSATION AGREEMENTS. PART 4.26 of the Disclosure Schedule sets forth a complete and accurate list of all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1), 3(2) and 3(3) of ERISA and all other employee benefit agreements or arrangements, including but not limited to deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the date hereof, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees, or former employees (or their beneficiaries) of Seller. Seller is not aware of any commitment, whether legally binding or not, to create any new plan, agreement or arrangement of Seller or modify any now existing. Seller has delivered to the Tristar Parties, as to each plan, agreement or arrangement listed in PART 4.26 of the Disclosure Schedule, as applicable, a complete and accurate copy of (i) each plan, agreement or arrangement listed, (ii) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (iii) the three most recent annual Form 5500, 990 and 1041 reports, (iv) the most recent actuarial report or valuation statement, (v) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description, (vi) the most recent IRS determination letter and all rulings or determinations requested from the IRS subsequent to the date of that exemption letter and (vii) all other correspondence from the IRS or the Department of Labor received which relates to one or more of the plans, agreements or arrangements. There are no pending, or to the Best Knowledge of Seller, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans disclosed on PART 4.26 of the Disclosure Schedule or their related trusts.

            (b) REPRESENTATIONS PERTAINING TO ALL EMPLOYEE BENEFIT PLANS. Each employee welfare benefit plan and every employee pension benefit plan as defined in Sections 3(1), 3(2) and 3(3) of ERISA which has been or is sponsored by, participated in by or contributed to by Seller: (i) is in compliance with the Code and ERISA, including but not limited to, all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (ii) has had the appropriate Form 5500 filed, timely, for each year of its existence;
(iii) has not engaged in any transaction described in Sections 406 or 407 of ERISA or Section 4975 of the Code unless exempt under Section 408 of ERISA or
Section 4975 of the Code, as applicable; (iv) has at all times complied with the bonding requirements of Section 412 of ERISA; (v) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to Seller which may subject Seller to the payment of a penalty, interest, tax or other amount and (vi) can be unilaterally terminated or amended on no more than 90 days notice, and (vii) all contributions or other amounts payable by Seller as of the Closing Date with respect to each employee welfare benefit plan and each employee pension benefit plan, other than an employee pension benefit plan which is subject to Section 412 of the Code, have either been paid or accrued in the Reference Balance Sheet, a copy of which has been furnished to the Tristar Parties. No notice has been received by Seller of an increase or proposed increase in the cost of any employee welfare benefit or employee pension benefit plan or other employee benefit agreement or arrangement listed in PART 4.26 of the Disclosure Schedule.

            (c) ADDITIONAL REPRESENTATIONS PERTAINING TO CERTAIN EMPLOYEE WELFARE BENEFIT PLANS. All voluntary employee benefit associations have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the IRS or the applicable submission period will not have ended prior to the Closing. No plan, arrangement or agreement with any one or more employees will cause Seller to have liability for severance pay as a result of the Merger. Seller does not provide employee benefits, including without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment, nor has it made any representations, agreements, covenants or commitments to provide that coverage, except (i) as is required by Section 4980B(f) of the Code or other applicable statute, (ii) death benefits or retirement benefits under any employee pension benefit plan as defined in Section 3(2) of ERISA, (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary), or (iv) deferred compensation benefits which have been accrued as liabilities on the books of Seller and disclosed on the Financial Statements. All group health plans maintained by Seller have been operated in compliance with Section 4980B(f) of the Code.

            (d) ADDITIONAL REPRESENTATIONS PERTAINING TO CERTAIN EMPLOYEE PENSION BENEFIT PLANS. All employee pension benefit plans as defined in Section 3(2) of ERISA which are intended to qualify under Section 401(a) of the Code have been submitted to and approved as qualifying under Section 401(a) of the Code by the IRS or the applicable remedial amendment period will not have ended prior to the Closing. No facts have occurred which if known by the IRS could cause disqualification of those plans. All employee pension benefit plans to which Section 412 of the Code is applicable have fully complied with the funding requirements of that Section and there is no accumulated funding deficiency as defined in Section 302(a)(2) of ERISA (whether or not waived) in any one or more of those plans. Seller has paid all premiums (any interest, charges and penalties for late payment, if any applicable) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each employee pension benefit plan for which premiums are required. No facts are known by Seller which will materially increase those premiums within three years of the Closing Date. No employee pension benefit plan maintained by Seller has been terminated under circumstances which would result in liability to the PBGC. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations under that Section) with respect to any employee pension benefit plan subject to Title IV of ERISA. Seller has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions on or before the date of the Closing to any employee pension benefit plan subject to
Section 4064(a) of ERISA to which Seller made contributions at any time during the six years prior to the date of Closing. Seller has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA. The aggregate withdrawal liability of Seller, computed as if a complete withdrawal by Seller had occurred under each multiemployer pension plan as of the date hereof, would not exceed $10,000.

            (e) The transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due any director, officer or employee or former director, officer or employee (including any beneficiary) from Seller.

      4.27  WARRANTIES AND PRODUCT LIABILITY.

            (a) Except for warranties implied by law, Seller has not given or made any warranties in connection with the sale, use or rental of goods or services, including, without limitation, warranties covering the customer's consequential damages. To the Best Knowledge of Seller, there is no state of facts or occurrence of any event forming the basis of any present claim against Seller with respect to warranties relating to products produced, manufactured, marketed, sold, transported or distributed by Seller or services performed or allegedly offered by or on behalf of Seller that could reasonably be expected to materially exceed the reserves therefor.

            (b) To the Best Knowledge of Seller, there is no state of facts or any event forming the basis of any present claim against Seller not fully covered by insurance, for personal injury or property damage alleged to be caused by products produced, manufactured, sold, transported or distributed by Seller or services performed or allegedly offered by or on behalf of Seller, except for deductibles and self-insurance retentions.

      4.28  SECURITIES LAWS MATTERS.

            (a) Seller recognizes and understands that the Promissory Notes, the Stock Options and the Tristar Stock to be issued upon the exercise of the Stock Options (the "SECURITIES") will not be registered under the Securities Act or under the securities laws of any state (the Securities Act and such securities laws collectively, "SECURITIES LAWS"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of Seller contained herein.

            (b) Seller represents and warrants that (i) Seller has business knowledge and experience, such experience being based on actual participation therein, (ii) Seller is capable of evaluating the merits and risks of an investment in the Securities and the suitability thereof as an investment therefor, (iii) the Securities to be acquired by Seller will be acquired solely for investment and not with a view toward resale or redistribution in violation of the Securities Laws, (iv) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Tristar or the Surviving Corporation or any Affiliate thereof or as to the value of the Securities and (vi) Seller is an "accredited investor" within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act and regulations promulgated thereunder. Except as set forth in SECTION 5.5, Seller understands that none of the Tristar Parties is under any obligation to file a registration statement or to take any other action under the Securities Laws with respect to any such securities.

            (c) Seller has consulted with Seller's own counsel in regard to the Securities Laws and is fully aware (i) of the circumstances under which Seller is required to hold the Securities, (ii) of the limitations on the transfer or disposition of the Securities, (iii) that the Securities must be held indefinitely unless the transfer thereof is registered under the Securities Laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the Securities. Seller has been advised by Seller's counsel as to the provisions of Rules 144 and 145 as promulgated by the SEC under the Securities Act and has been advised of the applicable limitations thereof. Seller acknowledges that the Tristar Parties are relying upon the truth and accuracy of the representations and warranties in this SECTION 4.28 by Seller in consummating the transactions contemplated by this Agreement without registering the Securities under the Securities Laws.

            (d) Seller has been furnished with (i) the definitive proxy statement filed with the SEC in connection with the annual meeting of stockholders of Tristar held on February 10, 1999 and (ii) copies of Tristar's Registration Statement on Form S-8, Annual Report on Form 10-K for the year ended August 29, 1998, Quarterly Reports on Form 10-Q for the quarters ended November 28, 1998, February 27, 1999 and May 29, 1999, Form 10-Q/A for the quarter ended May 29, 1999 and Form 8-K dated March 15, 1999, filed with the SEC under the Exchange Act. Seller has been furnished with the complete financial statements of Tristar for the fiscal years ended August 1996, 1997 and 1998, and the three, six and nine months periods ended November 1998, February 1999 and May 1999, respectively. Seller has been furnished with a summary description of the terms of the Tristar Stock and the Tristar Parties have made available to Seller the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to Seller as set forth herein or for the purpose of considering the transactions contemplated hereby. Tristar has offered to make available to Seller upon request at any time all exhibits filed by Tristar with the SEC as part of any of the reports filed therewith.

            (e) Seller agrees that the certificates representing the Tristar Stock to be issued upon the exercise of the Stock Options will be imprinted with the following legend, the terms of which are specifically agreed to:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Seller understands and agrees that appropriate stop transfer notations will be placed in the records of Tristar and with its transfer agent in respect of the Securities.

      4.29 MONETARY OBLIGATIONS TO CERTAIN INDIVIDUALS. The aggregate amount of
(a) the Falkowski Obligations does not exceed $150,000, (b) the Luby Obligations does not exceed $200,000, (c) the Catapano Obligations does not exceed $300,000,
(d) the Walsworth Obligations does not exceed $484,274, and (v) the Friedman Obligations does not exceed $598,969.84.

      4.30 NAMES USED IN BUSINESS. The operation of the Business as now conducted by Seller does not require the use of or consist of any rights under any trademarks, trade names, brand names, service marks or copyrights other than "Fragrance Impressions Limited".

      4.31 NO UNTRUE STATEMENTS. The statements, representations and warranties of Seller set forth in this Agreement and the Disclosure Schedule and in all other documents and information furnished to the Tristar Parties, or either of them, and their representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. To the Best Knowledge of Seller, there is no fact or matter that is not disclosed to the Tristar Parties in this Agreement or the Disclosure Schedule that materially and adversely affects or, so far as Seller can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of the Business or any of the Assets taken as a whole of Seller, the Assets or business of the Surviving Corporation, or the ability of Seller to perform their respective obligations under this Agreement.

      5. REPRESENTATIONS AND WARRANTIES OF THE TRISTAR PARTIES. The Tristar Parties jointly and severally represent and warrant to Seller and for the benefit of the shareholders of Seller as of the date hereof as follows:

      5.1 PURCHASER INCORPORATION. Purchaser and Tristar are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      5.2 AUTHORIZATION. The Tristar Parties have full legal right, power and authority, corporate and otherwise, to enter into this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement and the performance by the Tristar Parties of the transactions contemplated herein have been duly authorized by all requisite corporate action of the Tristar Parties and is the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity.

      5.3 BROKERS AND FINDERS. No broker or finder has acted for the Tristar Parties in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Tristar Parties.

      5.4 SEC DOCUMENTS. Tristar has provided to Seller its Registration Statement on Form S-8, Annual Report on Form 10-K for the year ended August 29, 1998, Quarterly Reports on Form 10-Q for the quarters ended November 28, 1998, February 27, 1999 and May 29, 1999, and its proxy statement with respect to the Annual Meeting of Stockholders held on February 10, 1999, Form 10-Q/A for the quarter ended May 29, 1999 and Form 8-K dated March 15, 1999 (such documents collectively referred to herein as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event has occurred since the filing of the SEC Documents not disclosed in the SEC Documents that, to the Best Knowledge of the Tristar Parties, could reasonably have a Material Adverse Effect on Tristar. The consolidated financial statements of Tristar included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Tristar and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information, for normal year-end adjustments).

      5.5 RULE 144 REPORTING. From the date hereof until the seventh anniversary of the Closing Date, Tristar (a) will make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times while Tristar is subject to the reporting requirements of the Securities Act or the Exchange Act; (b) will file with the SEC in a timely manner all reports and other documents required of Tristar under the Securities Act and the Exchange Act (at any time while it is subject to such reporting requirements); and (c) will furnish to any shareholder of Seller holding Tristar Stock resulting from the exercise of a Stock Option upon request a written statement by Tristar as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time while it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of Tristar, and such other reports and documents of Tristar and other information in the possession of or reasonably obtainable by Tristar as such shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such shareholder to sell any such securities without registration.

      6.    NATURE OF STATEMENTS AND SURVIVAL OF GUARANTEES,
REPRESENTATIONS AND WARRANTIES OF SELLER AND THE TRISTAR PARTIES. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule (including the Disclosure Schedule) or other document delivered by or on behalf of Seller or the Tristar Parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller or the Tristar Parties hereunder, as applicable. All representations and warranties made by the Tristar Parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Time regardless of any investigation at any time made by or on behalf of Seller; provided that any claim for breach of any of the representations or warranties made by the Tristar Parties must be brought within one year of the date hereof or such claim shall be deemed to be waived. All representations and warranties made by Seller hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Time regardless of any investigation at any time by or on behalf of the Tristar Parties; provided that any claim for breach of any of the representations or warranties made by Seller (other than the representations and warranties contained in SECTIONS 4.6, 4.27 and 4.28) must be brought within one year of the Effective Time or such claim shall be deemed to be waived. Any claim for breach of the representations and warranties made by Seller in SECTION 4.6 must be brought within one year after the date of the filing of the Surviving Corporation's Federal Tax Return for the first fiscal year following the Closing Date, and the representations and warranties of Seller in SECTIONS 4.27 and 4.28 shall survive the Closing indefinitely. The covenants and agreements made by Seller and the Tristar Parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

      7. TAX TREATMENT. The parties hereto shall treat and report for federal income tax purposes the Merger as a taxable acquisition of assets of the Seller by Purchaser, followed immediately by the liquidation and dissolution of the Seller. Any taxable gain resulting from the foregoing sale of assets by the Purchaser shall be reported by Seller on its final Form 1120S Tax Return and shall not be a liability assumed by the Surviving Corporation.

      8. COVENANTS OF SELLER PRIOR TO CLOSING. Seller hereby covenants and agrees:

      8.1 GENERAL AFFIRMATIVE COVENANTS. From the date hereof to the Closing, Seller agrees, unless Purchaser otherwise consents in writing, which consent shall not be unreasonably withheld, Seller shall do and comply with each of the following:

      (a) use its best efforts to cause all of its representations and warranties set forth in this Agreement to be true on and as of the Closing;

      (b) use its best efforts to cause all of its obligations that are to be fulfilled on or prior to the Closing to be so fulfilled;

      (c) use its best efforts to cause all conditions to the Closing to be satisfied by Seller set forth in this Agreement to be satisfied on or prior to the Closing;

      (d) deliver to the Tristar Parties at the Closing the documents required of Seller under this Agreement;

      (e) conduct the Business only in the usual and ordinary course;

      (f) maintain the Assets of Seller in good working order and condition, ordinary wear and tear excepted;

      (g) perform all of its obligations under agreements relating to or affecting the Assets of Seller or the Business;

      (h) keep in full force and effect adequate insurance coverage on the Assets of Seller and the Business;

      (i) use its best efforts to maintain and preserve the Business and retain its present employees, customers, suppliers and others having business relations with it, subject to actions taken by Seller in the best interest of the Business;

      (j) duly and timely file all reports or returns required to be filed with any Governmental Authority, and timely pay all Taxes levied or assessed upon the Assets of Seller or the Business or upon any part thereof;

      (k) duly observe and conform to all material Governmental Requirements relating to the Assets of Seller or to the operation and conduct of the Business and all covenants, terms and conditions upon or under which any of the Assets of Seller are held;

      (l) remove and have released, by payment or otherwise, all Encumbrances of any nature whatsoever on the Assets of Seller, other than Permitted Encumbrances;

      (m) duly and timely take all actions necessary to carry out the transactions contemplated hereby;

      (n)   preserve and maintain the goodwill of the Business;

      (o) deliver to the Tristar Parties on or before the 15th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month, commencing with the month following the financial statement previously delivered by Seller to the Tristar Parties, with such financial statements for the month of October 1999, to be delivered at the time of execution of this Agreement; and

      (p) deliver to the Tristar Parties on or before the Closing Date any additional financial information reasonably requested by the Tristar Parties to allow the Tristar Parties to timely comply with their reporting requirements under the Exchange Act, all in form and substance sufficient to allow the Tristar Parties to timely comply with such reporting requirements.

      8.2 GENERAL NEGATIVE COVENANTS. From the date hereof to the Closing, Seller agrees, unless Purchaser otherwise consents in writing, which consent shall not be unreasonably withheld, Seller shall not do any or permit any of the following:

      (a) enter into, amend or assume any mortgage, pledge, conditional sale or other title retention agreement, lien, encumbrance or charge of any kind upon any of the Assets of Seller, or sell, lease, assign, exchange, abandon or otherwise dispose of any of the Assets of Seller, including, but not limited to, real property, machinery, equipment or other operating properties, except inventory in the ordinary course of business;

      (b) engage in any activity or transaction that could reasonably be expected to have a Material Adverse Affect on the Assets of Seller or the Business;

      (c) permit any Encumbrance to attach upon the Assets of Seller, except Permitted Encumbrances;

      (d) make any material organizational or personnel change, including entering into any employment agreement, modifying any existing employment agreement or increasing the compensation of any officer, director, employee, agent or consultant of the Business;

      (e) grant any increase in rates of pay or benefits to any employee, officer, director, consultant or agent of the Business;

      (f) take any actions which would cause any of Seller's representations and warranties set forth in this Agreement to be false as of the Closing; or

      (g) enter into or assume (whether or not in the ordinary course of business) any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets of Seller (or of a type included in the Assets of Seller) that can be expected to (i) have a term of more than three months or (ii) generate gross expenses or gross revenues in excess of $25,000 per year.

      8.3 ACCESS TO INFORMATION AND INSPECTION OF PROPERTIES. Seller shall afford to the officers and authorized representatives of the Tristar Parties access to the premises, facilities and tangible Assets of Seller for the purpose of inspecting such Assets in such a manner as the Tristar Parties shall reasonably deem appropriate. Seller shall also afford to the officers and authorized representatives of the Tristar Parties access to the plants, properties, documents, books and records of Seller related to the Assets of Seller and the Business and shall furnish the Tristar Parties with such financial and operating data and other information regarding the Assets of Seller and the Business as the Tristar Parties may from time to time reasonably request. At the request of Seller, the officers and representatives of the Tristar Parties shall be accompanied at all times during such access by a representative of Seller reasonably acceptable to the Tristar Parties and all information acquired pursuant to such inspection shall be subject to the Confidentiality Agreement dated September 15, 1999, between Tristar and Seller.

      8.4 PUBLICITY. From the date hereof to the Closing, without the prior written consent of Purchaser, Seller shall not make or permit any disclosure with respect to the transactions contemplated hereby, including, without limitation, issuing any press release, making any other public announcement or making any announcement to the employees, customers or suppliers of the Business, unless required by law or judicial compulsion. If any disclosure of the transactions contemplated hereby is required by law or judicial compulsion, Seller and the Tristar Parties shall jointly formulate the contents of such disclosure. Each party agrees to act reasonably and cooperate with the other party in formulating such disclosure so that each party may timely comply with such disclosure requirements.

      8.5 GOVERNMENT FILINGS. Seller shall cooperate with the Tristar Parties and their representatives in the preparation of any documents or other material that may be required by any Governmental Authority in connection with the transactions contemplated hereby.

      8.6 CONSENT OF OTHERS. As soon as reasonably practicable after the date hereof, and in any event prior to the Closing, Seller shall use its reasonable commercial efforts to obtain the consents required to be obtained by it hereunder of all necessary Persons (including Governmental Authorities having jurisdiction over this transaction) to the consummation of the transactions contemplated hereunder.

      8.7 NO TRANSFER OF ASSETS. From and after the date hereof until the Closing or termination of this Agreement, Seller shall not, without the prior written consent of Purchaser: (a) offer for sale or other disposition (whether by lease, merger or otherwise) all or a portion of the Assets of Seller (other than inventory in the ordinary course of business), (b) solicit offers or consider unsolicited offers to acquire (whether by lease, merger or otherwise) the Assets of Seller (or any portion thereof, other than inventory in the ordinary course of business), (c) hold discussions with, or furnish any information to, any Person (other than the Tristar Parties) looking toward such an offer, or (d) enter into any agreement (including, but not limited to, any confidentiality or similar agreement, letter of intent, memorandum or letter of understanding or definitive agreement) with any Person (other than the Tristar Parties) with respect to the sale or other disposition (whether by lease, merger or otherwise) of the Assets of Seller (or any portion thereof).

      8.8 NOTICE OF DEVELOPMENTS. From the date hereof until the Closing, (a) Seller shall immediately notify the Tristar Parties in writing of any material problems or developments with respect to the prospects, business or operations of the Business or the condition of the Assets of Seller, and (b) Seller shall, promptly upon becoming aware thereof, give detailed written notice to the Tristar Parties of the occurrence of, or the threatened occurrence of, any event which would cause or constitute a material breach, or would have caused or constituted a material breach, had such event occurred or been known to Seller prior to the date hereof, of any of its covenants, agreements, representations or warranties contained or referred to in this Agreement; provided, however, that no such notice shall be deemed to cure or waive any breach unless Purchaser specifically agrees thereto in writing.

      9. COVENANTS OF THE TRISTAR PARTIES PRIOR TO CLOSING. The Tristar Parties hereby covenant and agree:

      9.1 GENERAL AFFIRMATIVE COVENANTS. From the date hereof to the Closing, the Tristar Parties agree, unless Seller otherwise consents in writing, the Tristar Parties shall do or comply with each of the following:

      (a) use their best efforts to cause all of their representations and warranties set forth in this Agreement to be true on and as of the Closing;

      (b) use their best efforts to cause all of their obligations that are to be fulfilled on or prior to the Closing to be so fulfilled;

      (c) use their best efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing; and

      (d) deliver to Seller at the Closing the documents required of the Tristar Parties under this Agreement.

      9.2 PUBLICITY. From the date hereof to the Closing, without the prior written consent of Seller, the Tristar Parties shall not make or permit any disclosure with respect to the transactions contemplated hereby, including, without limitation, issuing any press release, making any other public announcement or making any announcement to the employees, customers or suppliers of the Business, unless required by law or judicial compulsion. If any disclosure of the transactions contemplated hereby is required by law or judicial compulsion, the Tristar Parties and Seller shall jointly formulate the contents of such disclosure. Each party agrees to act reasonably and cooperate with the other party in formulating such disclosure so that each party may timely comply with such disclosure requirements.

      9.3 GOVERNMENT FILINGS. The Tristar Parties shall cooperate with Seller and its representatives in the preparation of any documents or other material that may be required by any Governmental Authority in connection with the transactions contemplated hereby.

      9.4 CONSENT OF OTHERS. As soon as reasonably practicable after the date hereof, and in any event prior to the Closing, the Tristar Parties shall use their reasonable commercial efforts to obtain the consents required to be obtained by the Tristar Parties hereunder of all necessary Persons (including Governmental Authorities having jurisdiction over this transaction) to the consummation of the transactions contemplated hereunder.

      9.5 NOTICE OF DEVELOPMENTS. From the date hereof until the Closing, the Tristar Parties shall, promptly upon becoming aware thereof, give detailed written notice to Seller of the occurrence of, or the threatened occurrence of, any event which would cause or constitute a material breach, or would have caused or constituted a material breach, had such event occurred or been known to the Tristar Parties prior to the date hereof, of any of its covenants, agreements, representations or warranties contained or referred to in this Agreement; provided, however, that no such notice shall be deemed to cure or waive any breach unless Seller specifically agrees thereto in writing.

      10. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRISTAR PARTIES.
The obligations of the Tristar Parties under this Agreement are, except as may be waived in writing by Tristar, subject to the fulfillment by Seller of each of the following additional conditions on or prior to the Closing:

      10.1 OPINION OF COUNSEL FOR SELLER. The Tristar Parties shall have received an opinion from Sweeney Lev & Blinkoff LLP, counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Tristar Parties, covering the matters set forth in SCHEDULE 10.1.

      10.2 RESOLUTIONS. The Tristar Parties shall have received a certified copy of resolutions duly adopted by the Board of Directors and a unanimous written consent of the shareholders of Seller authorizing and approving the execution and delivery of this Agreement and performance by Seller of its obligations hereunder.

      10.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND FULFILLMENT OF COVENANTS. Each of the representations and warranties of Seller set forth in this Agreement and in the Schedules attached hereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing. Each and all of the agreements and covenants of Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects. Seller shall have delivered to the Tristar Parties a certificate dated the Closing Date and executed by Seller to all such effects or disclosing any such representation or warranty not so true and correct or any such agreement or covenant not so performed.

      10.4 MERGER DOCUMENTS. Seller shall executed and delivered the Merger Documents to the Tristar Parties.

      10.5 EMPLOYMENT ARRANGEMENTS. McCann shall have entered into an employment agreement with Purchaser in substantially the form of the employment agreement attached hereto as EXHIBIT 10.5(A), Falkowski shall have entered into an employment agreement with Purchaser in substantially the form of the employment agreement attached hereto as EXHIBIT 10.5(B), Catapano shall have entered into an employment agreement with Purchaser in substantially the form of the employment agreement attached hereto as EXHIBIT 10.5(C), and Luby shall entered into an employment agreement with Purchaser in substantially the form of the employment agreement attached hereto as EXHIBIT 10.5(D), (such employment agreements collectively, the "COMPENSATION AGREEMENTS").

      10.6 NO GOVERNMENTAL ACTIONS. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement. No Governmental Authority shall have taken any other action as a result of which the management of Purchaser reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

      10.7 NO ADVERSE CHANGE. No material adverse change in the Business shall have occurred, and no loss or damage to any of the Assets of Seller which could reasonably have a Material Adverse Effect, whether or not covered by insurance, shall have occurred since the Balance Sheet Date, and Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed on behalf of Seller by McCann to all such effects.

      10.8 NOTICES AND CONSENTS. No notice to or consent, authorization, approval or order of any Person shall be required for the consummation of the transactions contemplated by this

Agreement (except for notices that have been duly and timely given and consents, authorizations and approvals that have been obtained). True and correct copies of all required notices, consents, authorizations and approvals shall have been delivered to Purchaser and shall be satisfactory in form and substance to Purchaser and its counsel.

      10.9 INDUCEMENT AGREEMENTS. Luby and McCann shall have executed an agreement substantially in the form of the Inducement Agreement attached hereto as EXHIBIT 10.9(A), and Walsworth shall have executed an agreement substantially in the form of the Inducement Agreement attached hereto as EXHIBIT 10.9(B) (collectively, the "INDUCEMENT AGREEMENTS").

      10.10 TERMINATION OF CONTRACTS. The contracts, agreements and other instruments listed on SCHEDULE 10.10 shall have been duly and validly terminated without any liability on the part of Seller, and Seller shall have delivered to the Tristar Parties at Closing a certificate dated the Closing Date to such effect.

      10.11 RELEASES. Each of Falkowski, Luby and Catapano shall have executed and delivered to Purchaser a Release in substantially the form of the Release attached hereto as EXHIBIT 10.11(A), Walsworth shall have executed and delivered to Purchaser a Release in substantially the form of the Release attached hereto as EXHIBIT 10.11(B) (the "WALSWORTH RELEASE"), Friedman shall have executed and delivered to Purchaser a Release in substantially the form of the Release attached hereto as EXHIBIT 10.11(C) (the "FRIEDMAN RELEASE"), Davis shall have executed and delivered to Purchaser a Release in substantially the form of the Release attached hereto as EXHIBIT 10.11(D) (the "DAVIS RELEASE"), People's Bank shall have executed and delivered to Purchaser a Release in substantially the form of the Release attached hereto as EXHIBIT 10.11(E) (the "PEOPLE'S BANK RELEASE").

      10.12 BRIDGEPORT FACILITY. Seller shall have executed and delivered to Purchaser an amendment to the existing lease agreement relating to Seller's Bridgeport, Connecticut facility in substantially the form of the First Amendment to Lease attached hereto as EXHIBIT 10.12 (the "BRIDGEPORT LEASE AMENDMENT").

      10.13 INVESTOR QUESTIONNAIRE. Each shareholder of Seller shall have executed and delivered to the Tristar Parties an Investor Questionnaire or shall have caused such shareholder's purchaser representative to have executed and delivered to the Tristar Parties a Purchaser Representative Questionnaire, each in form and substance acceptable to the Tristar Parties and the information contained therein shall be satisfactory to the Tristar Parties that the issuance of the Stock Options and the Promissory Notes will not violate any Securities Laws.

      10.14 OTHER DOCUMENTS. Seller shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as the Tristar Parties or their attorneys may reasonably request.

      10.15 WALSWORTH AGREEMENT. Walsworth shall have entered into an agreement with the Surviving Corporation, on terms and conditions acceptable to the Surviving Corporation, relating to his contractual commitments to Seller.

      10.16 OUTSTANDING PROMISSORY NOTE. The Tristar Parties shall have received the original of the Friedman Note, the Davis Note and the People's Bank Notes each marked "Cancelled".

      11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are, except as may be waived in writing by Seller, subject to the fulfillment by the Tristar Parties of each of the following additional conditions on or prior to the Closing:

      11.1 OPINION OF COUNSEL. Seller will have received an opinion from Fulbright & Jaworski L.L.P., counsel to the Tristar Parties, dated the Closing Date, in form and substance reasonably satisfactory to Seller, covering the matters set forth in SCHEDULE 11.1 and such other matters as Seller shall reasonably request.

      11.2 RESOLUTIONS. Seller shall have received a certified copy of resolutions duly adopted by the Board of Directors of each of the Tristar Parties and the shareholders of Purchaser authorizing and approving the execution and delivery of this Agreement and performance by the Tristar Parties of their obligations hereunder.

      11.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND FULFILLMENT OF COVENANTS. Each of the representations and warranties of the Tristar Parties set forth in this Agreement and in the Schedules attached hereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing. Each and all of the agreements and covenants of the Tristar Parties to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects. The Tristar Parties shall have delivered to McCann and George Luby a certificate dated the Closing Date and executed by the Tristar Parties to all such effects or disclosing any such representation or warranty not so true and correct or any such agreement or covenant not so performed.

      11.4 MERGER DOCUMENTS. Purchaser shall executed and delivered the Merger Documents to Seller.

      11.5 CASH CONSIDERATION, PROMISSORY NOTES AND MONETARY OBLIGATIONS. Tristar or Purchaser, as applicable, shall have paid the Cash Consideration and issued the Promissory Notes and Stock Options as contemplated by SECTION 2.6 and paid the monetary obligations, issued the promissory notes and issued the stock option agreements as contemplated by SECTIONS 2.9 and 2.12.

      11.6 COMPENSATION AGREEMENTS. Purchaser shall have entered into the Compensation Agreements.

      11.7 BRIDGEPORT LEASE AMENDMENT. Purchaser shall have executed and delivered to Seller the Bridgeport Lease Amendment.

      11.8 PEOPLE'S BANK DEBT. Purchaser shall have paid all indebtedness of Seller to People's Bank, and People's Bank shall have executed and delivered the People's Bank Release.

      11.9 WALSWORTH OPTION. Tristar shall have issued to Walsworth an option pursuant to which Walsworth may purchase 20,000 shares of Tristar Stock at an exercise price equal to $5.82.

      11.10 OTHER DOCUMENTS. The Tristar Parties shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Seller or its attorneys may reasonably request.

      12. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

      12.1 TERMINATION OF AGREEMENTS. Seller shall take all necessary efforts to ensure that the Agreements listed on SCHEDULE 10.10 are terminated prior to Closing.

      12.2 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all the Assets and all privileges, powers and franchises of Seller and Purchaser, the Surviving Corporation and its proper officers and directors, in the name and on behalf of Seller and Purchaser, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Seller or otherwise to take any and all such action. Seller hereby designates the Surviving Corporation and its officers as Seller's true and lawful attorney-in-fact, with full power of substitution, to execute and deliver for the benefit of the Surviving Corporation any and all such proper deeds, assignments and assurances in law and to do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement. Seller hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to the Surviving Corporation from time to time any documents or instruments reasonably requested by the Surviving Corporation to evidence such power of attorney.

      13. OFFSET PROVISIONS. The following provision is in addition to the offset provisions set forth in SECTIONS 2.7 and 2.11. Notwithstanding any other provision of this

Agreement, in the event any Tristar Party shall pay, incur or suffer any Damage arising out of or resulting from or relating to any misrepresentation, breach of warranty or breach of any covenant, commitment or agreement made herein or undertaken herein by Seller (including, without limitation, any certificate delivered hereunder by Seller), the Tristar Parties and the Surviving Corporation shall have the right to and shall be obligated to reduce or offset payments due on the Offset Promissory Notes in such amount or amounts of such Damages, and any such reduction or offset shall be deemed to be a payment under the Offset Promissory Notes to the extent of such reduction or offset as of the date of issuance of such Offset Promissory Note. Any reduction or offset under this Article shall be pro rata against each Offset Promissory Note in accordance with the original stated principal amount of the Offset Promissory Notes. The Surviving Corporation shall deliver to each authorized holder of a Offset Promissory Note, at the address provided to the Surviving Corporation by such holder, prior written notice of a reduction or offset and a reasonably detailed description of the matter giving rise to such reduction or offset prior to such offset or reduction under this ARTICLE 13.

      Notwithstanding any provision of this Agreement, the Tristar Parties and the Surviving Corporation shall not have the offset rights set forth in this Article until the aggregate amount of such Damages exceeds $100,000 and after such threshold amount has been attained, all Damages, other than those aggregated to reach the threshold, shall be subject to offset hereunder. The foregoing provision shall not apply to a Reduction under SECTION 2.7 or the offset provisions of SECTION 2.11.

      The Tristar Parties hereby acknowledge and agree that their sole recourse for any amounts due from the shareholders of Seller pursuant to this Plan of Merger and the Inducement Agreements (other than the non-compete and non-disclosure of confidential information provisions thereof), shall be by offset against the Offset Promissory Notes pursuant to this SECTION 13, and they shall have no other rights or remedies against the shareholders of Seller for such amounts. The foregoing shall not prevent the Tristar Parties from exercising their right to seek an injunction as authorized by the Inducement Agreements.

      14. TERMINATION. This Agreement may be terminated without further obligation of the parties, as follows:

      14.1 MUTUAL CONSENT. This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties hereto.

      14.2 FAILURE OF CONDITIONS. This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement, to such party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not otherwise limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

      14.3 FAILURE TO CLOSE. This Agreement will automatically terminate on January 15, 2000, if the Closing shall not have occurred on or before such date, unless the parties shall have otherwise agreed in writing prior to such date. No party will be liable in damages to any other party as a result of termination pursuant to this ARTICLE 14 unless the failure of the Closing was due to the failure of such party to comply with the terms of this Agreement.

      15. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

      (a)   If to the Surviving Corporation, Purchaser or Tristar, at:

            Tristar Corporation
            12500 San Pedro Avenue, Suite 500
            San Antonio, Texas 78216
            Attention: Chief Financial Officer
            Facsimile No.: (210) 402-2239

            With a copy to:

            Fulbright & Jaworski L.L.P.
            300 Convent Street, Suite 2200
            San Antonio, Texas 78205
            Attention: Phillip M. Renfro
            Facsimile No.:  (210) 270-7205

      (b) If to Seller, at:

            Fragrance Impressions Limited
            116 Knowlton Street
            Bridgeport, CT 06608
            Attention: Thomas E.  McCann
            Facsimile No.: (212) 221-7128


            With a copy to:

            Sweeney Lev & Blinkoff LLP
            708 Third Avenue
            New York, NY 10017

            Attention: Leonard J.  Lev
            Facsimile No.: (212) 370-7336

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Article shall be effective (x) when delivered, if delivered personally, (y) 24 hours after sending, if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device, and (z) 48 hours after mailing, if mailed.

      16.   GENERAL PROVISIONS.

      16.1 GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict-of-laws rules as applied in Texas. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

      16.2 SEVERABILITY. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration pursuant to the provisions of SECTION
16.12 to determine and effect such appropriate equitable amendments.

      16.3 ENTIRE AGREEMENT. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

      16.4 BINDING EFFECT. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns; provided that this provision shall not permit and assignment otherwise prohibited hereby.

      16.5 THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as set forth in ARTICLE 5 hereof.

      16.6 ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

      16.7 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

      16.8 GENDER; NUMBERS. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and VICE VERSA.

      16.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

      16.10 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      16.11 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and all agreements executed in connection herewith.

      16.12 ARBITRATION. Any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in New York, New York in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. ss.ss.1-15, as amended. The terms of the commercial arbitration rules of the American Arbitration Association shall apply except to the extent they conflict with the provisions of this paragraph. If the amount in controversy in the arbitration exceeds Two Hundred and Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three independent arbitrators. Otherwise, the arbitration shall be conducted by a single independent arbitrator. The parties shall endeavor to select independent arbitrators by mutual agreement. If such agreement cannot be reached within 30 calendar days after a dispute has arisen which is to be decided by arbitration, the selection of the arbitrator(s) shall be made in accordance with Rule 13 of the Rules as presently in effect. If three arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three arbitrators as provided hereinabove, then each such arbitrator shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made 30 days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto. Each party shall be entitled to inspect and obtain a copy of non- privileged relevant documents in the possession or control of the other party. All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. Each party shall be entitled to take one deposition. Each party shall be entitled to submit one set of interrogatories which require no more than 30 answers. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. Without limiting the scope of the parties' obligation to arbitrate disputes pursuant to this SECTION 16.12, the arbitrator(s) are not empowered to award damages including, without limitation, punitive damages and multiple damages under applicable

Texas statutes, in excess of compensatory damages; provided that in no event shall consequential damages be awarded. Each of Tristar, Purchaser and Seller hereby irrevocably waives and releases any right to recover such damages in excess of those damages authorized by this SECTION 16.12. The arbitrator(s) may require the non-prevailing party to pay the prevailing party's attorneys' fees and costs incurred in connection with the arbitration. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, or any court having jurisdiction for a judgment to be entered upon any award entered through such arbitration proceedings.

      16.13 REVIEW OF COUNSEL. Each party hereto acknowledges that it and its counsel have received, reviewed and been involved in the drafting of this Agreement and the agreements referenced herein to be executed at Closing and that normal rules of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply.



                        [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties have executed this Plan of Merger and Acquisition Agreement as of the date first above written.

                                    PURCHASER:

                                    TRISTAR USA, INC.



                                    By: ____________________________________
                                          Robert M. Viola
                                          Executive Vice President

                                    TRISTAR:

                                    TRISTAR CORPORATION



                                    By: ____________________________________
                                          Robert M. Viola
                                          Executive Vice President

                                    SELLER:

                                    FRAGRANCE IMPRESSIONS LIMITED



                                    By: ____________________________________

                                    Name: __________________________________

                                    Title: _________________________________

                                  SCHEDULE 1.67

                             PERMITTED ENCUMBRANCES

                                  SCHEDULE 2.6

            ALLOCATION OF STOCK CONSIDERATION AND CASH CONSIDERATION

                                SCHEDULE 2.11(C)

                              CHARGE-BACK ACCOUNTS

                                  SCHEDULE 4.3

                          SELLER'S FINANCIAL STATEMENTS

                                  SCHEDULE 4.7

                         EMPLOYEE NAMES AND COMPENSATION

                                  SCHEDULE 10.1

                          OPINION OF COUNSEL FOR SELLER

                                 SCHEDULE 10.10

                              TERMINATED CONTRACTS

                                  SCHEDULE 11.1

                     OPINION OF FULBRIGHT & JAWORSKI L.L.P.

                                 EXHIBIT 1.33(A)

                     DELAWARE FORM OF CERTIFICATE OF MERGER

                                 EXHIBIT 1.33(B)

                     CONNECTICUT FORM OF ARTICLES OF MERGER

                                 EXHIBIT 2.6(A)

                                OPTION AGREEMENT

                                 EXHIBIT 2.6(B)

                             OFFSET PROMISSORY NOTE

                                 EXHIBIT 2.6(C)

                           NON-OFFSET PROMISSORY NOTE

                                 EXHIBIT 2.9(A)

                          KEY EMPLOYEE PROMISSORY NOTE

                                EXHIBIT 2.9(B)(1)

                            WALSWORTH PROMISSORY NOTE

                                EXHIBIT 2.9(B)(2)

                        WALSWORTH $60,000 PROMISSORY NOTE

                                 EXHIBIT 2.9(C)

                            FRIEDMAN PROMISSORY NOTE

                                 EXHIBIT 2.9(D)

                              DAVIS PROMISSORY NOTE

                                 EXHIBIT 2.12(E)

                           GEORGE LUBY PROMISSORY NOTE

                                 EXHIBIT 10.5(A)

                           McCANN EMPLOYMENT AGREEMENT

                                 EXHIBIT 10.5(B)

                         FALKOWSKI EMPLOYMENT AGREEMENT

                                 EXHIBIT 10.5(C)

                          CATAPANO EMPLOYMENT AGREEMENT

                                 EXHIBIT 10.5(D)

                        ROBERT LUBY EMPLOYMENT AGREEMENT

                                 EXHIBIT 10.9(A)

                        LUBY/McCANN INDUCEMENT AGREEMENT

                                 EXHIBIT 10.9(B)

                         WALSWORTH INDUCEMENT AGREEMENT

                                EXHIBIT 10.11(A)

                              KEY EMPLOYEE RELEASE

                                EXHIBIT 10.11(B)

                                WALSWORTH RELEASE

                                EXHIBIT 10.11(C)

                                FRIEDMAN RELEASE

                                EXHIBIT 10.11(D)

                                  DAVIS RELEASE

                                EXHIBIT 10.11(E)

                              PEOPLE'S BANK RELEASE

                                  EXHIBIT 10.12

                           BRIDGEPORT LEASE AMENDMENT

                                                                   Schedule 10.1

                               SELLER'S OPINION


      1. Seller is a corporation duly incorporated, in existence and in good standing under the Connecticut Stock Corporation Act. Seller has the corporate power to own or lease its properties and to carry on its business as now conducted, and to own its assets.

      2. Seller has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. Seller's execution of, delivery of and performance of its obligations under this Agreement has been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by Seller.

      3. This Agreement and each of the Inducement Agreements constitutes valid and binding obligations of Seller or a shareholder of Seller, as applicable, enforceable against Seller or the shareholders of Seller, as applicable, in accordance with its terms.

      4. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby do not (with or without the giving of notice or the lapse of time or both) (i) conflict with or result in a violation of the Articles of Incorporation or Bylaws of Seller or (ii) to our knowledge (a) breach or violate any judicial or regulatory judgment, order, writ or decree to which Seller is a party or is subject or (b) violate any provision of law or statute, or any rule or regulation of any governmental agency or authority applicable to Seller.

      5. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Connecticut as contemplated by SECTION 2.1, the appropriate filings will have been made with the Secretary of State of the State of Connecticut by Seller with respect to the Merger to cause the Merger to become effective under the Connecticut Stock Corporation Act.

                                                                   Schedule 11.1

                           TRISTAR PARTIES' OPINION


      1. The Tristar Parties are corporations duly incorporated, in existence and in good standing under the Delaware General Corporation Law. The Tristar Parties have the corporate power to own or lease their properties and to carry on their business as described in Tristar's Form 10-K for the year ended August 29,1998, and to own their assets.

      2. The Tristar Parties have the corporate power and authority to execute, deliver and perform their obligations under this Agreement. The Tristar Parties' execution of, delivery of and performance of their obligations under this Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Tristar Parties.

      3. This Agreement constitutes valid and binding obligations of the Tristar Parties enforceable against the Tristar Parties in accordance with its terms.

      4. The execution and delivery of this Agreement by the Tristar Parties and the performance by the Tristar Parties of their obligations hereunder and the consummation of the transactions contemplated hereby do not (with or without the giving of notice or the lapse of time or both) (i) conflict with or result in a violation of the Certificate of Incorporation or Bylaws of the Tristar Parties or (ii) to our knowledge (a) breach or violate any judicial or regulatory judgment, order, writ or decree to which the Tristar Parties are a party or are subject or (b) violate any provision of law or statute, or any rule or regulation of any governmental agency or authority applicable to the Tristar Parties.

      5. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as contemplated by SECTION 2.1, the appropriate filings will have been made with the Secretary of State of the State of Delaware by the Tristar Parties with respect to the Merger to cause the Merger to become effective under the Delaware General Corporation Law.